UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
UTi Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive	c/o UTi Services, Inc.
Road Town, Tortola	100 Oceangate Boulevard, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of UTi Worldwide Inc. to be held in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, on Monday, June 8, 2009 at 9:00 A.M. (California time) for the following purposes:

1. To elect three class “C” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company;

3. To act upon a proposal to approve the UTi Worldwide Inc. 2009 Long-Term Incentive Plan;

4. To act upon a proposal to approve the UTi Worldwide Inc. Executive Incentive Plan; and

5. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

Our Board of Directors has fixed May 1, 2009 as the record date for determining the shareholders entitled to vote at the meeting.

A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2009 annual report to shareholders are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lance E. D’Amico
Secretary

Long Beach, California
May 14, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 8, 2009

This proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate Boulevard, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

PROXY STATEMENT

The Board of Directors of UTi Worldwide Inc. (the “Company” or “UTi”) is soliciting proxies to be voted at the 2009 Annual Meeting of Shareholders of the Company to be held on Monday, June 8, 2009 at the Company’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, at 9:00 A.M., California time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. This proxy statement and the accompanying form of proxy are first being mailed to the Company’s shareholders on or about May 14, 2009.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on May 1, 2009 as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 100,046,502 ordinary shares, no par value (the “Ordinary Shares”) outstanding (not including 1,157,706 shares held in treasury).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may vote?

You may vote if our records indicate that you owned Ordinary Shares at the close of business on May 1, 2009, the Record Date. Each Ordinary Share (other than those held in treasury) carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

You may own Ordinary Shares in several different ways. If your Ordinary Shares are represented by one or more share certificates registered in your name, then you are a holder of record. If your Ordinary Shares are held by a broker, bank or other nominee (that is, in “street name”), then you must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker, bank or other nominee to vote the shares.

What am I voting on?

In addition to such other matters of business as may properly come before the Annual Meeting or any postponement or adjournment thereof, you are being asked to vote on the following proposals:

1. The election of three class “C” directors to our Board of Directors for a term of three years;

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2010;

3. To act upon a proposal to approve the UTi Worldwide Inc. 2009 Long-Term Incentive Plan; and

4. To act upon a proposal to approve the UTi Worldwide Inc. Executive Incentive Plan.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of each of Brian D. Belchers, Roger I. MacFarlane and Matthys J. Wessels, the nominated class “C” directors, to the Board of Directors; “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2010; “FOR” the approval of the UTi Worldwide Inc. 2009 Long-Term Incentive Plan; and “FOR” the approval of the UTi Worldwide Inc. Executive Incentive Plan.

How do I vote?

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail.  If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

By Telephone.  If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. or Canada, please contact MacKenzie Partners, Inc. at 1-212-929-5500 for information on how you can vote by telephone.

By Internet.  If you are a holder of record, you can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Annual Meeting.  The way you vote your Ordinary Shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy.

Whether or not you attend the Annual Meeting, if your Ordinary Shares are held by a broker, bank or other nominee in “street name,” then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you sign and return your proxy without any voting instructions, your shares will be voted as the Board of Directors recommends. If you have any questions regarding how to vote, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (please call 1-212-929-5500 (collect) if you are located outside the U.S.).

Can I change my vote?

You may change your vote ay any time prior to the vote at the Annual Meeting. You may revoke any proxy given pursuant to this solicitation at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

If you are a holder of record, you may obtain a new proxy card by contacting the Secretary of the Company at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, telephone 1-562-552-9400

(collect). If your shares are held in “street name,” you may obtain a new voting instruction form by contacting your broker, bank or other nominee.

How will my shares be voted?

Any proxy which you return properly completed and which is not revoked will be voted as you direct. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) will vote “FOR” the election of the Board of Directors’ nominees for Class “C” directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company, “FOR” the approval of the UTi Worldwide Inc. 2009 Long-Term Incentive Plan, and “FOR” the approval of the UTi Worldwide Inc. Executive Incentive Plan. In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

How many shares must be present to hold the Annual Meeting?

Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum.

How many votes are required to approve each proposal?

In the election of directors, the three nominees receiving the highest number of votes “FOR” election as a director at the Meeting will be elected as a director to serve a three-year term expiring at the annual meeting in 2012 and until their respective successor is duly elected and qualified. This number is called a plurality. Regarding the three other matters that you are being asked to vote on, the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal is required for approval.

How will abstentions and broker non-votes be treated?

A broker non-vote may occur when a nominee holding Ordinary Shares for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions and broker non-votes will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Who will pay the cost of this proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication, and such firm will receive a fee estimated to be $3,500 and will be reimbursed for out-of-pocket expenses.

How can I get electronic access to proxy materials?

This proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

May shareholders nominate directors or bring other proposals before the Annual Meeting?

The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders and no shareholder submitted a nominee for possible election as a director at the Annual Meeting in accordance with these procedures, which we refer to as the Nomination Procedures. For information related to application of the Nomination Procedures for the 2010 annual meeting, see the discussion which appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2010 Annual Meeting.”

The Company’s Articles of Association also set forth certain procedures relating to shareholders properly bringing business before the Annual Meeting and no shareholder submitted a proposal for consideration at the Annual Meeting in accordance with these procedures, which we refer to as the Proposal Procedures. For information related to the application of the Proposal Procedures for the 2010 annual meeting, see the discussion which appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2010 Annual Meeting.”

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders and holders of valid proxies. You may be asked to present a valid form of government-issued personal identification such as a driver’s license or passport. Cameras and other recording devices will not be permitted at the Annual Meeting. If your Ordinary Shares are held in street name and you would like to attend the Annual Meeting, you should ask the broker, bank, trust or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in our quarterly report on Form 10-Q for the fiscal quarter ending July 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares, each of our directors, each of the executive officers named in the Summary Compensation Table included herein in the section entitled “Compensation of Executive Officers — Summary Compensation Table” (we refer to these executive officers as the “Named Executive Officers”) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the Securities and Exchange Commission (the “SEC”) or is based upon the knowledge of the Company, and is as of May 1, 2009 unless otherwise indicated in the footnotes.

	Amount and Nature of
	Beneficial Ownership(1)
	Number of
	Ordinary Shares	Right to	Percent of
Name	Owned(1)	Acquire(2)	Class(1)(2)

T. Rowe Price Associates, Inc.(3)	7,296,020	—	7.3%
FMR LLC(4)	6,372,189	—	6.4%
TimesSquare Capital Management, LLC(5)	6,012,427	—	6.0%
Class “A” Directors:
C. John Langley, Jr.	6,204	48,546	*
Allan M. Rosenzweig	26,893	21,546	*
Class “B” Directors:
Leon J. Level	3,000	33,439	*
Eric W. Kirchner(6)	—	—	—
Class “C” Directors:
Brian D. Belchers	5,665	3,546	*
Roger I. MacFarlane(7)	2,409,540	633,501	3.0%
Matthys J. Wessels(8)	2,233,494	131,403	2.4%
Other Named Executive Officers:
William T. Gates	9,516	15,474	*
John Hextall	90,955	127,470	*
Gene Ochi	27,881	306,495	*
Lawrence Samuels	6,901	353,005	*
All directors and executive officers as a group (13 persons)	4,824,024	1,674,425	6.5%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)	Indicates shares which the person or group has the right to acquire within 60 days of May 1, 2009. For employees (Messrs. Kirchner, Gates, Hextall, Ochi and Samuels), the shares listed in this column may be acquired upon the exercise of stock options. For Messrs. Langley, Rosenzweig, Level, MacFarlane and Wessels, 45,000, 18,000, 18,000, 633,501 and 131,403 of the shares indicated in this column, respectively, may be acquired pursuant to the exercise of stock options. In addition to such stock options, the shares indicated in this column for Messrs. Langley, Rosenzweig, Level and Belchers include restricted share units, which represent in each case the right to acquire 3,546 Ordinary Shares. Also included in this column for Mr. Level are 11,893 shares which are subject to his right to defer receipt of such shares pursuant to the terms of the 2004 Non-Employee Directors Share Incentive Plan (the “Directors Incentive Plan”).

For all directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 1,648,348 shares that may be acquired upon the exercise of stock options, an aggregate of 14,184 shares underlying restricted share units and 11,893 shares which are subject to the right to defer receipt of such shares pursuant to the Directors Incentive Plan, in each case, including shares disclosed in the previous sentences.

(3)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 12, 2009 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates’ business address, as listed in the amendment to Schedule 13G, is 100 E. Pratt Street, Baltimore, Maryland, 21202. According to the amended Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in the individual and institutional clients which Price Associates serves as investment adviser. According to the amended Schedule 13G, any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time, and Price Associates has sole voting power with respect to 1,943,020 shares and sole dispositive power with respect to 7,296,020 Ordinary Shares.

(4)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 17, 2009 by FMR LLC (“FMR”). FMR’s business address, as listed in the amendment to Schedule 13G, is 82 Devonshire Street, Boston, Massachusetts, 02109. According to the amendment to the Schedule 13G, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 4,154,325 Ordinary Shares as a result of acting as investment adviser to various investment companies (the “Fidelity Funds”) registered under Section 8 of the Investment Company Act of 1940, (ii) Mr. Edward C. Johnson 3d, chairman of FMR, and FMR, through its control of Fidelity Management & Research Company, each has sole power to dispose of the 4,154,325 Ordinary Shares owned by the Fidelity Funds, but the power to vote such shares resides with the Fidelity Funds’ Boards of Trustees, (iii) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 59,700 Ordinary Shares, (iv) each of Mr. Johnson and FMR, through its control of PGALLC, has sole dispositive power over 59,700 Ordinary Shares and sole power to vote or direct the voting of 59,700 Ordinary Shares, (v) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 2,106,164 Ordinary Shares, (vi) each of Mr. Johnson and FMR, through its control of PGATC, has sole dispositive power over 2,106,164 Ordinary Shares and sole power to vote or direct the voting of 1,926,364 Ordinary Shares, and (vii) Fidelity International Limited is the beneficial owner of 52,000 Ordinary Shares.

(5)	The number of shares is based on a Schedule 13G filed with the SEC on February 9, 2009 by TimesSquare Capital Management, LLC (“TimesSquare”). TimesSquare’s business address, as listed in the Schedule 13G, is 1177 Avenue of the Americas, 39th Floor, New York, NY 10036. According to the Schedule 13G, all of the shares are owned by investment advisory clients of TimesSquare, and TimesSquare has sole dispositive power over 6,012,427 Ordinary Shares and sole power to vote or direct the voting of 4,900,727 Ordinary Shares, both in its role as investment advisor.

(6)	Mr. Kirchner joined the Company as its Chief Executive Officer and as a director on January 19, 2009.

(7)	Excludes 570,210 Ordinary Shares held by an irrevocable trust established for Mr. MacFarlane’s descendants as Mr. MacFarlane is not the trustee of the trust and disclaims beneficial ownership of such shares.

(8)	Includes 2,184,642 Ordinary Shares held by a holding company indirectly controlled by Mr. Wessels.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Pursuant to our Articles of Association, which provide for a “classified” board of directors, three persons, Brian D. Belchers, Roger I. MacFarlane and Matthys J. Wessels, have been nominated by our Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2012 and until their respective successors are duly elected and qualified.

Currently, we have a seven member Board of Directors divided into three classes. We currently have three Class “C” directors whose terms expire at the Annual Meeting, two Class “A” directors whose terms expire at the 2010 annual meeting of shareholders, and two Class “B” directors whose terms expire at the 2011 annual meeting of shareholders.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the three Class “C” director nominees listed below. These nominees presently serve as Class “C” directors and have served continuously as directors of the Company since the date indicated in their respective biographies below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. The Board of Directors unanimously recommends a vote “for” the election of each of Messrs. Belchers, MacFarlane and Wessels as a Class “C” director.

Information About Class “C” Director Nominees

The following table sets forth information regarding the nominees for election as a Class “C” director, including age on the date of the Annual Meeting and business experience during the past five years.

		Director
Name	Age	Since	Principal Occupation and Other Information

Brian D. Belchers	63	2006	Brian D. Belchers has served as a director of Sage Publications, Inc. since 2005. Mr. Belchers also served as a consultant since January 2004, although he does not provide consulting services to the Company. From May 2000 to January 2004, Mr. Belchers served as Vice President of Cap Gemini, a management consulting firm. From October 1982 to May 2000, Mr. Belchers was a Partner at Ernst & Young LLP. Mr. Belchers, as a Rhodes Scholar, graduated with a Masters of Arts in political science and economics from Oxford University. Mr. Belchers received a Bachelor of Commerce degree from the University of Natal and was a qualified chartered accountant in South Africa.
Roger I. MacFarlane	64	1995	Roger I. MacFarlane served as our Chief Executive Officer from May 2000 to January 2009. He has been a director since our formation in 1995, and was appointed Chairman of the Board of Directors in January 2009. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.
Matthys J. Wessels	64	1995	Matthys J. Wessels served as Chairman of the Board of Directors from June 2008 until January 2009, and has served as one of our directors since our formation in 1995. Prior to June 2008, Mr. Wessels was an executive with the Company and served as Vice Chairman of the Board of Directors since May 2004. Mr. Wessels served as our Chairman of the Board of Directors from January 1999 until May 2004 and also served as our Chief Executive Officer — African Region until March 2007. Mr. Wessels served as our Chief Executive Officer from 1998 to April 2000. From 1987 until January 2006, Mr. Wessels served as the Chairman of United Service Technologies Limited, a company which was publicly listed on the JSE Securities Exchange South Africa until December 2004. Mr. Wessels received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “A” or Class “B” directors and are continuing in office as directors of the Company:

Class “A” Directors — Terms Expiring at 2010 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

C. John Langley, Jr.	63	2003	C. John Langley, Jr. is The Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty at the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley is also director of Supply Chain Executive Programs at the Georgia Institute of Technology and serves as Executive Director of the Supply Chain Executive Forum. Prior to his September 2001 appointment with Georgia Tech, Dr. Langley served as a professor at the University of Tennessee from September 1973, where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation. Dr. Langley received his Ph.D. from Pennsylvania State University.
Allan M. Rosenzweig	54	2000	Allan M. Rosenzweig is the chief executive officer of Ibex Financial Services LLC, a company active in the field of asset-backed finance which he founded in May 2005. Mr. Rosenzweig served as an Executive Vice President of Active International, a diversified marketing and business solutions provider, from January 2004 to May 2005. Mr. Rosenzweig served as Group Director — Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. Mr. Rosenzweig also serves as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

Class “B” Directors — Terms Expiring at 2011 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Leon J. Level	68	2001	Leon J. Level retired in 2006 from Computer Sciences Corporation (“CSC”), a New York Stock Exchange listed company. Mr. Level served as Chief Financial Officer and a director of CSC from 1989 to 2006. Additionally, Mr. Level is a director of Levi Strauss & Co. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both a B.B.A. and M.B.A. degrees from the University of Michigan.
Eric W. Kirchner	50	2009	Eric W. Kirchner has been the Company’s Chief Executive Officer since January 2009. Prior to joining the Company, Mr. Kirchner served as President of Freight Forwarding for United Parcel Service, Inc. (“UPS”) from October 2007 to January 2009, where he oversaw a global organization responsible for strategy, financial performance and revenue for freight forwarding services. Prior thereto, Mr. Kirchner served as President, North America Forwarding for UPS from October 2006 to October 2007 and as President, Global Transportation, UPS Supply Chain Solutions from December 2004 to October 2006. From October 2003 to December 2004, Mr. Kirchner served as Chief Operating Officer of Menlo Worldwide Forwarding, Inc., a global freight forwarder. Mr. Kirchner holds a bachelor’s degree from Indiana University and has completed the Stanford Executive Program at Stanford University.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

The Board of Directors oversees the management of our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee whose functions are briefly described below.

During the fiscal year ended January 31, 2009 (the “Fiscal Year” or “fiscal 2009”), the Board of Directors met seven times.

Audit Committee.  The Audit Committee is responsible for oversight of the (a) accounting and financial reporting process, (b) audits of the Company’s financial statements and internal control over financial reporting, (c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal controls. The current members of the Audit Committee are Messrs. Level, who chairs the committee, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are “audit committee financial experts” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Langley, Level and Rosenzweig understands fundamental financial statements, including a balance sheet, income statement and cash flow statement, and meets the other requirements for audit committee members prescribed by the Nasdaq Rules. The Audit Committee met eleven times during fiscal 2009. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee.  The Compensation Committee oversees the compensation of all the Company’s employees. The Compensation Committee determines or recommends to the full Board the compensation of the Company’s Chief Executive Officer, executive officers and certain other key employees. In addition, the Compensation Committee establishes general guidelines for management, who has been delegated the authority to determine the compensation of all other employees in the Company within such guidelines. The current members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Belchers and Level. The Board has determined that each member of the Compensation Committee is an independent director as defined by the Nasdaq Rules. The Compensation Committee met eleven times during the Fiscal Year. The Compensation Committee operates under a written charter adopted by the Board of Directors.

In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, during fiscal 2007, 2008 and 2009 the Compensation Committee directly retained Watson Wyatt Worldwide (“Watson Wyatt”) as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of the Company’s executives to performance, and other topics as the Compensation Committee deemed appropriate. In addition, during fiscal 2009 the Compensation Committee directly retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as an external consultant to complete an evaluation of the Company’s executive compensation program and to provide information and advice regarding possible changes to the program and other topics as the Compensation Committee deemed appropriate.

Nominations and Corporate Governance Committee.  The Nominations & Corporate Governance Committee is responsible for (i) recommending nominees for election to the Board of Directors and nominees to be appointed by the Board to fill vacancies and newly created directorships and (ii) for monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with appropriate corporate governance requirements, policies and procedures applicable to the Board and the Company, and recommending policies and procedures for maintaining and improving such corporate governance. The committee recommends to the Board those persons to be nominated for election to the Board (and the class to which such persons should be elected) who shall be submitted to the shareholders for election at each annual meeting. The current members of the Nominations and Corporate Governance Committee are Messrs. Belchers, who chairs the committee, Langley, Rosenzweig and Level. The Board has determined that each member of the Nominations and Corporate Governance Committee is an independent director as defined by the Nasdaq Rules. The Nominations and Corporate Governance Committee met thirteen times during the Fiscal Year. The Nominations and Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

Each of the incumbent directors attended 100% of the meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year.

The charters for the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are available at the Company’s website, www.go2uti.com. Information provided on the Company’s website, however, does not form a part of this proxy statement.

Governance

Director Independence.  The Board of Directors has determined that the following directors are “independent” as defined by the Nasdaq Rules: Messrs. Belchers, Langley, Level and Rosenzweig.

Director Nominations.  Each of the nominees for Class “C” director was recommended to the entire Board by the Nominations and Corporate Governance Committee.

The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee as described below in this section under the heading “Shareholder Communication with Board Members.” Such notice should contain the information required by our Articles of Association for nominations by shareholders as described below in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2010 Annual Meeting.” Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. In addition, the committee establishes criteria for the selection of new directors to serve on the Board of Directors. In identifying candidates, the Nominations and Corporate Governance Committee takes into account the factors it considers appropriate, including, but not limited to: (i) the goal that the Board of Directors, as a whole, consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a candidate as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC); (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes, however, it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board qualify as “independent directors” under the applicable Nasdaq Rules. The Nominations and Corporate Governance Committee also believes it is appropriate for the Company’s chief executive officer to participate as a member of the Board. The Committee has in the past engaged a third-party search firm to assist in the identification and evaluation of potential director nominees and may do so in the future.

Shareholder Communication with Board Members.  The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance.” By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Board Member Attendance at Annual Meetings.  The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. All of the Company’s directors attended the 2008 annual meeting.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2009. Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

	Fees Earned or		Option	All Other
Non-Executive Directors	Paid in Cash	Stock Awards(1)	Awards	Compensation	Total

Brian D. Belchers	$93,791	$77,432	$—	$—	$171,223
C. John Langley, Jr.	95,500	77,432	—	—	172,932
Leon J. Level	118,500	77,432	—	—	195,932
Allan M. Rosenzweig	117,500	77,432	—	—	194,932
J. Simon Stubbings(2)	46,497	31,380	—	—	77,877
Matthys J. Wessels(3)	—	—	—	—	—

(1)	The amounts set forth in this column are equal to the compensation cost recognized, or “expensed,” during fiscal 2009 for financial statement purposes (excluding forfeiture assumptions) in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (revised 2004), Share Based Payment (SFAS No. 123R). The amounts relate to restricted share units granted under the Non-Employee Directors Share Incentive Plan and the Company’s 2004 Long-Term Incentive Plan for each of the non-employee directors listed in the table above except for Mr. Wessels, who did not receive any fees or stock awards for his service as a director. Additional information related to the calculation of the compensation cost is set forth in Note 15 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2009.

On the date of the 2008 annual meeting of shareholders, the Company granted to each non-employee director listed above (except Mr. Wessels) an award equal to that number of restricted share units determined by dividing $75,000 by the closing price of the Ordinary Shares on the grant date (the date of the 2008 annual meeting). In addition, on September 15, 2008, the Company granted an additional award to each non-employee director listed above (except Mr. Wessels) equal to that number of restricted share units determined by dividing $5,000 by the closing price of the Ordinary Shares on such date.

(2)	Mr. Stubbings retired from the Board of Directors on June 8, 2008.

(3)	Mr. Wessels retired as an executive of the Company on August 1, 2008 but did not receive any fees, stock awards or option awards during fiscal 2009 for his service as a director. During fiscal 2009, beginning in May 2008, Mr. Wessels no longer received a base salary, bonus or restricted share award for the remainder of fiscal 2009. In lieu thereof, Mr. Wessels was granted an option in April 2008 to purchase 26,091 Ordinary Shares at an exercise price of $19.70 per share, which option vested monthly over a 12-month period on a pro rata basis and became fully vested in April 2009. In the first three months of fiscal 2009, Mr. Wessels received $55,393 in salary (converted into U.S. Dollars using the average exchange rate in effect for fiscal 2009).

The aggregate number of stock options and restricted shares or restricted share units outstanding for each non-employee director listed in the table above as of January 31, 2009 is indicated below. The Company ceased granting stock options to non-employee directors after December 2003.

Non-Executive Directors	Stock Options(1)	RSUs

Brian D. Belchers	—	3,546
C. John Langley, Jr.	45,000	3,546
Leon J. Level	18,000	15,439	(2)
Allan M. Rosenzweig	18,000	3,546
J. Simon Stubbings(3)	27,000	—
Matthys J. Wessels(4)	124,880	21,920

(1)	All stock options outstanding as of January 31, 2009 had fully vested except for options to purchase 6,523 Ordinary Shares granted to Mr. Wessels, which options were fully vested as of April 30, 2009.

(2)	In connection with each grant of restricted stock units prior to fiscal 2009, Mr. Level exercised his directors’ deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s deferred shares will be distributed to him as follows: (a) in the event of his death or a change in control of the Company, immediately upon the occurrence of such event in one lump sum and (b) at such time as he ceases to be a member of the Board of Directors (excluding as a result of an event described in clause (a) above), in three equal installments, with one-third of the shares being distributed to him on each of the first three anniversaries of the date on which he ceased to be a director.

(3)	Mr. Stubbings retired from the Board of Directors on June 8, 2008 and did not receive an award of restricted stock units on the date of the Company’s 2008 annual meeting.

(4)	Mr. Wessels retired as an executive of the Company on August 1, 2008. All of Mr. Wessels’ stock options and restricted share units listed in the table above were granted to him in his capacity as an executive of the Company prior to his retirement.

The compensation policy for non-employee directors provides for the compensation described below. The policy may be changed at any time by an affirmative vote of the Board.

Cash Compensation.  Non-employee directors are paid an annual retainer for the period beginning on the date of each annual meeting and ending on the date immediately preceding the following annual meeting. The annual retainer for the non-executive Chairman of the Board is $75,000 and each of the other non-employee directors receives an annual retainer of $40,000 for service on the Board. The annual retainer for the period beginning with the 2008 Annual Meeting was increased from $35,000 to $40,000 based on a market study conducted by Watson Wyatt. The chairpersons of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee receive an annual retainer of $12,000, $7,000 and $5,000, respectively. Mr. Belchers assumed the role of chairman of the Nominations and Corporate Governance Committee on June 9, 2008, following Mr. Stubbings retirement and, accordingly, his retainer was pro rated for fiscal 2009. The other members of each committee receive annual retainers of $7,000, $3,000 and $1,000, respectively. In addition, non-employee directors receive meeting fees of $2,000 for each Board meeting, attended in person or by telephone, and $1,500 for each committee meeting attended in person or by telephone. During fiscal 2009, Mr. Stubbings, as the non-executive Chairman of the Board until his retirement from the Board of Directors on June 8, 2008, received a pro rata portion of his annual retainer of $75,000. Messrs. MacFarlane and Wessels received cash compensation as employees of the Company through April 30, 2008 and did not receive any cash compensation for their service as directors in fiscal 2009. As non-employee directors, Messrs. MacFarlane and Wessels will receive a pro rata portion of their annual retainers of $40,000 and any meeting fees to which they may be entitled, for the period from May 1, 2009 through the date immediately preceding the 2009 Annual Meeting. Starting on the date of the 2009 Annual Meeting, Messrs. MacFarlane and Wessels will receive the full annual retainer and other cash compensation provided to non-employee directors under the Company’s compensation policy for non-employee directors, as such policy may be amended from time to time. However, Mr. MacFarlane will receive the standard retainer of $40,000 and not the higher annual retainer historically provided to the non-executive Chairman of the Board.

Non-Employee Directors Share Incentive Plan.  The Directors Incentive Plan provides for the issuance of restricted shares, restricted share units, elective grants and deferred share units. An aggregate of 600,000 Ordinary Shares were reserved for issuance under this plan at the time of its adoption, subject to adjustments. The plan terminates on June 25, 2014.

On the date that each person first becomes a director who has not been an employee of the Company or any of its subsidiaries within the 12 months preceding such date, such director shall be entitled to receive an initial award of restricted share units (or, if determined by the Board, restricted shares) pursuant to the Directors Incentive Plan (an “Initial Award”). The number of restricted share units or restricted shares contained in such Initial Award shall be determined by dividing $80,000, pro rated based on the amount of time that remains until the Company’s next annual meeting (or such other amount as determined by the Board in its sole discretion from time to time), by the closing price of the Ordinary Shares on the grant date (i.e. the date of the annual meeting or the date such director is first appointed as a director, as the case may be). The amount of the Initial Award for the period beginning with the 2008 Annual Meeting was increased from $75,000 to $80,000 based on a market study conducted by Watson Wyatt. In addition, on the date of each annual meeting, the Company grants to each director who has not been an employee of the Company or any of its subsidiaries within the past 12 months preceding the date of the annual meeting (an “Eligible Director”) an award of that number of restricted share units (or, if determined by the Board, restricted shares) determined by dividing $80,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as a director (an “Automatic Award”). The amount of the Automatic Award for the period beginning with the 2008 Annual Meeting was increased from $75,000 to $80,000 based on a market study conducted by Watson Wyatt. On the date of the 2009 Annual Meeting, Messrs. MacFarlane and Wessels will not be Eligible Directors and will not receive awards of restricted share units pursuant to the Directors Incentive Plan on such date. However, on the date of the 2009 Annual Meeting the Board intends to award each of Messrs. MacFarlane and Wessels a number of restricted share units equivalent to an Automatic Award, which awards shall be made pursuant to the Company’s 2004 Long-Term Incentive Plan or, if approved by the Company’s shareholders at the 2009 Annual Meeting, pursuant to the Company’s 2009 Long-Term Incentive Plan. See the section below entitled “Approval of the UTi Worldwide Inc. 2009 Long-Term Incentive Plan.”

The Directors Incentive Plan also provides for “Chairman Awards” to be granted at each annual meeting to the Company’s Chairman of the Board if the Chairman of the Board is then an Eligible Director. The number of restricted share units (or, if determined by the Board, restricted shares) which constitute a Chairman Award is determined by dividing $12,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as both an Eligible Director and Chairman of the Board. Chairman Awards are in addition to any Initial Awards or Automatic Awards which an Eligible Director may otherwise be entitled to receive under the Directors Incentive Plan.

During his tenure as Chairman from June 2008 until January 2009, Mr. Wessels did not receive a Chairman’s Award under the Directors Incentive Plan because he was one of the original founders of the Company and he and the Board agreed that no such additional amount would be paid. Mr. MacFarlane will not receive a Chairman’s Award at the Annual Meeting for the same reason.

All restricted shares shall vest, and all restricted share units, including the restricted share units to be granted to Messrs. MacFarlane and Wessels, shall vest and convert into Ordinary Shares, on the date immediately preceding the next year’s annual meeting, subject to the directors’ deferral rights, provided that the director is an “Eligible Director” on the vesting date. If the annual meeting for such year is delayed by more than 30 days from the anniversary date of the prior year’s annual meeting, then the award vests on such 30th day. Eligible Directors are also entitled to receive an amount equal to the per share cash dividend paid on

Ordinary Shares on the number of restricted share units or restricted shares held by such directors. Granted but unvested units or shares are forfeited if the director is no longer an Eligible Director.

In addition, Eligible Directors may elect pursuant to the Directors Incentive Plan to receive all or a portion of their cash compensation in the form of restricted shares and may further elect to defer receipt of such restricted shares. To date, none of the directors have elected to receive any shares in lieu of cash compensation.

On the date of the Company’s annual meeting in 2008, each of Messrs. Belchers, Langley, Level and Rosenzweig were awarded 3,295 restricted share units pursuant to the Directors Incentive Plan. In addition, on September 15, 2008, each of Messrs. Belchers, Langley, Level and Rosenzweig were awarded 251 restricted share units pursuant to the Company’s 2004 Long-Term Incentive Plan, which award was made in connection with the increase of Automatic Awards from $75,000 to $80,000 as described above. All such awards will vest on the date immediately preceding the 2009 Annual Meeting.

Non-Executive Director Stock Ownership Guidelines

The Company’s Non-Executive Director Stock Ownership Guidelines recommend that each non-executive director own, within five years of becoming subject to the guidelines, an amount of Ordinary Shares having a value equal to three times the annual retainer component of the non-executive director’s compensation, determined using the closing price of an Ordinary Share as of the date the director becomes subject to the guidelines and the annual retainer amount in effect on such date (the “Recommended Number of Shares”). Current directors became subject to the policy on its effective date, January 1, 2008, and new directors will become subject to the policy on the date he or she joins the Board. Once established, a director’s Recommended Number of Shares generally does not change as a result of fluctuations in the price of an Ordinary Share or changes in the annual retainer amount. The ownership guideline is satisfied by Ordinary Shares owned outright by the director or his or her immediate family members, Ordinary Shares underlying vested stock options and Ordinary Shares represented by vested restricted shares. As of May 1, 2009, all non-executive directors met the requirements of the above guidelines.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Executive Summary.

The compensation program for our senior executives is designed to attract, retain, incentivize, and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s senior executives and support the business strategies and long-term plans of the Company. In pursuit of these goals, the committee has established the following guiding principles for the Company’s executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively as compared to appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executive talent. All components of compensation should also be appropriate from an internal pay equity perspective.

•	Accountability for Short and Long-Term Performance — Annual incentive bonuses and long-term equity-based incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term. In addition, a portion of compensation should be tied to the performance of the individual senior executive, his or her specific business unit or function, and/or the Company’s overall performance.

•	Alignment with Shareholders’ Interests — Long-term equity-based incentives should align decision-making with the interests of the Company’s shareholders. The Company’s approach to compensating executives is intended to not only attract and retain individuals qualified to manage and lead the Company but also motivate them by promoting achievement of the Company’s strategic and financial goals and, ultimately, deliver positive shareholder returns over the long run.

The Company’s executive compensation program currently contains the following key components:

•	Base salary;

•	Incentive bonus;

•	Long-term equity-based incentives;

•	Generally-applicable employee benefits;

•	Limited supplemental benefits; and

•	Employment agreements and severance provisions.

These components comprise a performance-based executive compensation program, particularly because two components — incentive bonus and long-term equity-based incentive compensation — are strongly tied to performance, whether Company or individual. With respect to actual realized compensation in relation to corporate performance, we believe senior executive pay-for-performance alignment is strong.

This “Compensation Discussion and Analysis” section generally focuses on the fiscal 2009 and fiscal 2010 executive compensation program for the Company’s Named Executive Officers, which include the following senior executives: Eric W. Kirchner (current Chief Executive Officer); Roger I. MacFarlane (former Chief Executive Officer); William T. Gates (Executive Vice President; President, Contract Logistics and Distribution); John S. Hextall (Executive Vice President; President, Global Freight Forwarding); Gene Ochi (Executive Vice President; President, Integrated Solutions for Strategic Clients); and Lawrence R. Samuels (Executive Vice President and Chief Financial Officer). The term “fiscal 2009” refers to the Company’s fiscal year ended January 31, 2009, and the term “fiscal 2010” refers to the Company’s fiscal year ending January 31, 2010.

Summary of the Company’s Executive Compensation Program Components.

Base salary	Compensates executives for performing requirements of their position and provides executives with a level of cash-income predictability and stability with respect to a portion of their total direct compensation.

Incentive bonus	Intended to motivate executives to achieve annual performance goals and reinforce the Company’s pay-for-performance philosophy. Incentive bonuses are typically paid in cash.

Long-term equity-based incentive compensation	Intended to align a significant portion of executives’ compensation with long-term performance of the Company and its Ordinary Shares while enhancing executive retention. Long-term incentive compensation has historically been comprised of annual grants of time-vesting restricted share units and performance-vesting restricted share units or stock options.

Generally-applicable employee benefits	Depending on where an executive is based, may include benefits such as a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits that are generally available to all employees in the same location as the executive and are intended to attract and retain employees while providing them with retirement and health and welfare security.

Limited Supplemental Benefits	Intended to attract and retain executives and provide greater internal pay equity for U.S.-based senior management within the Company by providing certain U.S.-based senior executives with an annual supplemental benefit allowance which can be used for certain pre-approved supplemental benefits.

Employment agreements and severance provisions	Intended to attract and retain executives. Furthermore, employment agreements are intended to provide clarity of role and terms of employment for both the Company and the executives; severance provisions are intended to provide income protection in the event of involuntary, not-for-cause terminations, including in connection with a change of control of the Company.

Additional details concerning the three primary components of our compensation program (base salary, incentive bonus and long-term equity based incentives) as they pertain to the Named Executive Officers, are provided in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Primary Components of Compensation” below.

Role of the Compensation Committee in Determining Executive Compensation.  Our Board of Directors has delegated most compensation-related matters to our Compensation Committee, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer. The Compensation Committee recommends or determines, as applicable, the targeted levels of compensation of the Company’s chief executive officer, executive officers and regional presidents, who we refer to collectively as “senior executives.” In fulfilling these duties, the committee considers a number of factors, including (i) an evaluation of the Chief Executive Officer’s performance and evaluations of the performance of our other senior executives, (ii) consultation with independent compensation consultants, (iii) comparison to relevant peer group data and other objective data, (iv) consideration of the impact of new regulations (such as Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (v) equity holdings of the executives and the desire to align the interest of the executives with those of the shareholders and (vi) analysis of compensation trends and practices in industries where our Company competes for qualified executive talent. The Compensation Committee believes that a mix of equity and cash compensation provides balance by incentivizing the senior executives to pursue specific short and long-term performance goals and value creation while aligning the senior executives’ interests with our shareholders’ interests. The Compensation Committee determines whether or not our compensation programs have met their goals primarily by analyzing total compensation paid relative to the overall performance of individual executives and the overall financial performance of our Company.

Independent Consultant Review of Executive Compensation.  In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent it deems necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants).

In accordance with this authority, in fiscal 2007, 2008 and 2009 the Compensation Committee directly retained Watson Wyatt as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of the Company’s executives in relation to corporate performance, and other topics as the Compensation Committee deemed appropriate. Watson Wyatt is independent of the Company and reports directly to the Compensation Committee. When appropriate, the committee will have discussions with Watson Wyatt without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Watson Wyatt has and may in the future provide advice and assistance directly to the Company.

In addition, in fiscal 2009, the Compensation Committee directly retained Frederic Cook as an external consultant to conduct a review of the Company’s executive compensation program with a goal of evaluating whether the Company’s overall executive compensation system was properly aligned with the Company’s financial and strategic objectives as well as emerging best practices. Frederic Cook is independent of the Company and reports directly to the Compensation Committee. When appropriate, the committee has had and may have discussions with Frederic Cook without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Frederic Cook has and may in the future provide advice and assistance directly to the Company.

Benchmarking and Peer Group.  To assess competitive positioning of the Company’s executive compensation program, the “market” is defined as those companies with which the Company competes for executive talent, business in the domestic and global marketplace, and investor capital. This group generally includes freight forwarding, transportation services and logistics services companies, as well as companies from broader service sectors. Furthermore, such companies should be of a comparable size and asset base to the Company (i.e., within a reasonable comparable range on such factors as annual revenue, market capitalization and total assets).

During early fiscal 2009, with the assistance of Watson Wyatt, the Compensation Committee analyzed compensation market data from the following survey sources:

•	Watson Wyatt’s 2007/2008 Industry Report on Top Management Compensation

•	Mercer’s 2007 Executive Compensation Survey — General Industry

In analyzing this information, the committee focused on companies in service industries with revenues between $2 billion and $4 billion. For the purposes of evaluating the compensation levels of operating executives, the committee focused on service companies with net revenues approximating the size of the relevant UTi region or operating unit.

In addition to analyzing relevant market data from published compensation surveys, during early fiscal 2009 the committee surveyed the compensation practices of the Company’s peers (the “comparable company group”). This comparable company group generally included freight forwarding, transportation services and logistics services companies. For compensation awarded in fiscal 2009, the peer group consisted of the following:

Fiscal 2009 Peer Group
Abx Air Inc.
CH Robinson Worldwide Inc.
Con-Way Inc.
Expeditors International Washington Inc.
Hub Group Inc.
Pacer International
Park Ohio Holdings Corp.
Ryder System Inc.

The committee did not update the benchmarking and peer group data prior to establishing compensation for fiscal 2010 because, due to the extremely challenging economic environment, the committee decided not to consider any increases to base salary levels and the percentage of base salary used in determining each of the target incentive bonus and the target long-term equity-based incentive award for each senior executive.

The Compensation Committee has generally used comparisons to the peer group to establish a point of reference to determine whether and to what extent it is creating competitive levels of compensation for our executives. The Compensation Committee compares numerous elements of executive compensation (i.e., base salaries, annual incentive compensation, and equity-based incentives) to establish whether its proposed compensation programs are competitive with those offered by members of the peer group.

The committee generally strives to set compensation targets that are competitive with relevant market data and our peer group. For base salary, as well as target award opportunities for incentive compensation and long-term equity, the committee generally targets, on average, the 50th percentile of compensation reflected in the benchmarking and peer group data discussed above. “Target award opportunities” represent the incentive and equity-based compensation that would be payable to a senior executive upon the achievement of specified performance targets. However, the peer group review is only one tool used in designing the overall compensation program. As described above, other elements taken into account by the Compensation Committee include the subjective evaluation of the performance of each individual executive in his role, the performance of our Company against financial and strategic goals and objectives, historical pay, and the Compensation Committee’s assessment of the value of retaining the executive. The objective is to provide a compensation structure that is effective and motivating to our executives, while the compensation paid is intended to be aligned with the returns delivered to our shareholders. As a result of these and other factors, the actual base salary, bonus and long-term equity paid to a specific executive may be more or less than the 50th percentile of compensation paid out by the comparable company group.

Historic Compensation Practices.  Prior to the Company’s initial public offering in the United States, the Company’s senior management included four executive “founders,” including Mr. MacFarlane, our former Chief Executive Officer. The four founders each were paid a substantially comparable base salary. The base salary for each was determined by calculating the combined market rate of pay for the four positions and dividing by four (with some adjustments made for cost of living differences between their respective countries of residence). As a result, Mr. MacFarlane was paid a below market salary for chief executives at companies of similar size and complexity as the Company. Although Mr. MacFarlane’s base salary and bonus increased since our initial public offering, we believe that Mr. MacFarlane’s historical total compensation was below market for his experience level, scope of responsibility and individual level of performance particularly given the Company’s size, growth rate and overall level of performance.

Beginning in May 2008, Mr. MacFarlane stopped receiving any base salary, bonus or restricted share awards. Instead, his compensation for the remainder of fiscal 2009 was limited to options to purchase 53,299 Ordinary Shares. These options were granted on April 14, 2008, and the number of shares subject to the options was determined by dividing Mr. MacFarlane’s base salary at the end of fiscal 2008 by $19.70, the closing price of the Company’s Ordinary Shares on the grant date, and multiplying the number by 2. The number of options granted was meant to approximate the value of Mr. MacFarlane’s base salary at the end of fiscal 2008. These stock options have a strike price of $19.70 (the closing price of the underlying Ordinary Shares on the grant date) and they vested in twelve monthly installments, beginning with the month ended May 31, 2008 (i.e. 1/12 vested on the last day of each full calendar month following the grant date). Mr. MacFarlane’s employment agreement was amended to reflect this form of compensation because he is a significant shareholder in the Company, he had announced an intention to retire no later than January 2010 and he and the Compensation Committee along with the full Board of Directors believed that, under the circumstances, this form of compensation best aligned Mr. MacFarlane’s interests with the interests of our shareholders. Mr. MacFarlane stepped down as chief executive officer in January 2009, but remained an employee through April 2009, assisting our new chief executive, Eric Kirchner, with the transition. Mr. MacFarlane did not receive any additional compensation during this transition period, and all options granted to Mr. MacFarlane in April 2008 vested by April 30, 2009.

Management Involvement in Compensation Decisions.  For compensation applicable to fiscal 2009, the Compensation Committee considered the recommendations of Mr. MacFarlane with respect to the compensation of our senior executives (excluding himself and Mr. Kirchner, who joined in January 2009). The Compensation Committee determined the compensation of Mr. MacFarlane without any input from executive management. For compensation applicable to fiscal 2010, the Compensation Committee considered the recommendations of Mr. Kirchner with respect to the compensation of our senior executives (excluding Mr. Kirchner). The Compensation Committee along with the full Board of Directors determined the compensation of Mr. Kirchner without any input from executive management.

Primary Components of Compensation.  The three primary components of the Company’s executive compensation are:

•	base salary

•	incentive bonus

•	long-term equity-based incentive compensation

In designing and administering its executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various components, each of which is discussed in greater detail below.

Base Salary.  Each senior executive’s base salary is, in general, established on a basis which takes into account the executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution. In determining base salary levels, the Compensation Committee also specifically considers the 50th percentile of base pay of similar positions as reflected in the benchmarking and peer group data discussed above. Base salaries are reviewed and approved annually in the first fiscal quarter of each year.

The employment agreements with the Company’s Named Executive Officers provide that their respective annual base salaries may be increased (but not decreased) in the discretion of the Company.

Incentive Bonuses — Fiscal 2009.

Incentive bonuses awarded for fiscal 2009 were made under the Company’s cash bonus plan for its senior executives, which we call our Executive Annual Cash Bonus Plan. All senior executives participated in this plan except for Mr. MacFarlane, who has historically been awarded an incentive bonus at the sole discretion of the Compensation Committee. For fiscal 2009, Mr. MacFarlane received no incentive bonus for the reasons described in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Historic Compensation Practices” above. Each of the other senior executives was eligible for an annual cash bonus targeted at a specified percentage of base salary. The percentage was based on a number of factors, including the market competitiveness of the relevant individual’s base salary as well as the relevant individual’s experience level and scope of responsibility, resident country, future potential and overall contribution. In determining the annual incentive bonus targets for fiscal 2009, the Compensation Committee also specifically considered the 50th percentile of incentive bonuses of similar positions as reflected in the benchmarking and peer group data discussed above. The amount actually paid to any individual under the Executive Annual Cash Bonus Plan was determined based on a number of pre-determined objectives and criteria, which criteria were based on the Company’s overall financial performance, various regional and sub-regional financial performance as well as each individual’s performance against his or her individual-specific objectives.

During March 2009, the Compensation Committee evaluated each senior executive’s performance for fiscal 2009 against the approved objectives for the year and determined the bonuses payable to our senior executives. The amounts of the bonuses awarded to the Named Executive Officers for fiscal 2009 are disclosed in the Summary Compensation Table and described further below. The specific bonus objectives applicable to each of the Named Executive Officers and considered by the Compensation Committee are discussed below in this section under the heading “Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010.”

For fiscal 2009, each senior executive had a portion of his or her incentive bonus tied to common Company-wide financial metrics and an operational quality metric. In addition, all senior executives with P&L responsibility had a portion of his or her incentive bonus tied to specific segment (Freight Forwarding or Contract Logistics & Distribution) or regional financial or operating performance, as applicable. When measuring regional financial performance, the relevant metrics are assessed based on local currency results converted to U.S. dollars. This is different from how our local management is measured, where bonus incentives are tied to local currency results. For all senior executives with P&L responsibility, their incentive was tied 40% to the common Company-wide financial and operational quality metrics and 60% to specific segment (Freight Forwarding or Contract Logistics & Distribution) or regional financial or operating performance, as applicable. For all senior executives with functional responsibilities, their incentive was tied 50% to the common Company-wide financial and operational quality metrics and 50% to individual specific objectives.

For fiscal 2009, the common Company-wide financial metrics were based on budgeted levels of Net Revenue and Net Income and the operational quality metric was tied to customer satisfaction surveys for the Company’s largest clients and various other criteria. For senior executives with P&L responsibility, the weighting for each metric was 10% for Net Revenue, 20% for Net Income and 10% for Quality. For senior executives with functional responsibility, the weighting for each metric was 10% for Net Revenue, 30% for Net Income and 10% for Quality.

For fiscal 2009, if the Company achieved less than 90% of a targeted financial metric (the “minimum threshold”), no bonus amounts were earned for that metric. If the Company achieved 90% or more of a targeted financial metric, the bonus amount paid equaled the percentage of that metric achieved, with a maximum potential payout equaling 125% of the targeted bonus award for each metric (the “maximum threshold”). With respect to non-financial metrics, there was no minimum threshold and the bonus amount paid equaled the percentage of the metric achieved. Non-financial metrics also had a maximum threshold of 125%. Further details regarding the specific metrics used for determining incentive bonuses for fiscal 2009 are disclosed in this section below under the heading “Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010.”

For fiscal 2009, the common Company-wide financial metrics were as follows:

Financial Metric	Minimum Threshold	Target	Maximum

Net Revenue	$1.498 billion	$1.665 billion	$2.081 billion
Net Income(1)	$102.3 million	$113.7 million	$142.1 million
Payout as a percentage of target bonus	90%	100%	125%

(1)	For this purpose, “net income” means the consolidated net income of the Company, excluding any goodwill impairment charges, restructuring charges or one time gains or losses, all as determined by the Compensation Committee or the Board of Directors

The Quality metric was assessed based on customer satisfaction surveys as well as various key performance indicators for 10 of the Company’s major global clients. Based on these factors, the Company achieved 80% of the targeted metric.

The Compensation Committee selected Net Revenue, Net Income and Quality metrics because the Committee believes that these metrics are consistent with the overall goals and long-term strategic direction that the Board has set for our Company. The Committee believes that Net Revenue is important because potential investors use it to measure the Company’s growth rates as compared to those of other companies in our industry. The Committee chose Net Income because it believes potential investors use it when evaluating our company’s profitability against other companies in our industry. Net Income is also an important measure when evaluating the success of the Company’s long-term strategy to reduce costs and streamline operations. The Committee chose a Quality metric because it believes that we must improve the quality of the Company’s operations in order to achieve our financial and long-term strategic goals. While each of these metrics is important on a stand-alone basis, the Committee believes the combined focus on all three of these metrics helps to drive overall operational and financial success for our company.

As a result of the Company’s financial performance in fiscal 2009, the following payouts were achieved:

		Payout as a
Financial Metric	Actual Performance	Percentage of Target

Net Revenue	$1.55 billion	93%
Net Income(1)	$97.3 million	0%

(1)	For this purpose, “net income” means the consolidated net income of the Company, excluding any goodwill impairment charges, restructuring charges or one time gains or losses, all as determined by the Compensation Committee or the Board of Directors.

Based on the Company achieving 80% of the targeted Quality metric as discussed above, the Company paid out 80% of the target incentive for such metric.

The Compensation Committee structured incentive payments for fiscal 2009 so that our Company would provide significant rewards to senior executives for superior performance, make smaller payments if our Company achieved performance levels that exceed the minimum threshold level of required performance but did not satisfy the target levels, and not make incentive payments tied to the Company-wide financial performance measures if our Company did not achieve the minimum threshold Company-wide financial performance levels established at the beginning of the fiscal year.

In setting the performance objectives for the fiscal 2009 incentive bonus payments, the Compensation Committee strived to set the minimum threshold, the target goal and the maximum threshold at levels such that the relative likelihood that our Company would achieve such goals would be consistent with prior years. It was the intent of the Compensation Committee that:

•	the minimum threshold should be reasonably attainable;

•	target goals (which were set at levels that corresponded to the fiscal 2009 budget amounts for each of the financial measures) should, on average, be reasonably expected to be achieved with good performance; and

•	the maximum threshold (which was set at levels that were higher than the budgeted amounts for each of the financial measures) should be attained a minority of the time and only by superior performance.

These levels of expected performance are taken into consideration in the compensation philosophy and evaluation of compensation discussed elsewhere herein.

Establishing the expected performance relative to the criteria above is inherently subject to considerable judgment on the part of the Compensation Committee. When making these judgments the committee considered the Company’s past performance, the volatility of the performance, our Company’s budget, the macroeconomic environment and other forecasts of future results.

Incentive Bonuses — Fiscal 2010.

For fiscal 2010, due to the extremely challenging economic environment, the committee approved a management recommendation to pay bonuses to our eligible employees (including our senior executives but excluding Mr. Kirchner) only if the Company exceeds a targeted level of net income (the “Net Income Target”) for the fiscal year. For this purpose, “net income” means the consolidated net income attributable to the Company, excluding any goodwill impairment charges, restructuring charges or one time gains or losses, all as determined by the Compensation Committee or the Board of Directors.

The Net Income Target has been set at a level equal to the Company’s budgeted net income for fiscal 2010. If the Company fails to achieve the Net Income Target, no incentive bonuses will be paid for fiscal 2010. If the Company exceeds the Net Income Target, a portion of the excess will be applied to the payment of incentive bonuses, up to a maximum of $30 million in the aggregate. If the Company exceeds the Net Income Target but the total incentive pool is funded in an amount less than $30 million, then incentive bonuses will be reduced on a pro rata basis. As a result of these changes, we believe it is unlikely that our senior executives will achieve their full target bonuses for fiscal 2010.

The incentive bonus scheme for fiscal 2010 represents a significant departure from the Company’s historic practice. The change is motivated primarily by the unprecedented economic environment, which is causing many companies to reduce costs and implement short-term changes to their overall compensation structures. Although we cannot predict the future, these changes are not meant to represent a long-term change in our historic compensation philosophy or structure.

Mr. Kirchner’s fiscal 2010 incentive bonus will not be determined based on the criteria above. Instead, Mr. Kirchner’s incentive bonus will be determined in a manner consistent with the Company’s historic practice and consistent with the discussions Mr. Kirchner had with members of our Board of Directors prior to his joining the Company in January 2009.

Mr. Kirchner’s employment agreement provides that 50% of his target incentive bonus is guaranteed for fiscal 2010. The non-guaranteed portion of his incentive bonus will only be paid if the Company’s other senior executives have earned 50% or more of their respective bonuses (based on the funding mechanisms described above). Subject to the above, Mr. Kirchner’s fiscal 2010 incentive bonus will be determined based on financial and non-financial metrics as set forth below:

Financial Metrics:

•	Budgeted net income (30% of incentive bonus)

•	Budgeted operating profit as a percentage of net revenue (25% of incentive bonus)

•	Targeted return on investment (25% of incentive bonus)

Non-Financial Metrics:

•	Progress achieved in working with the executive team, evaluating capabilities of the team and executing organizational changes based on this evaluation (5% of incentive bonus)

•	Progress achieved with the CLIENTasONE strategy (5% of incentive bonus)

•	Progress achieved with transformation initiatives such as the 4asONE program (5% of incentive bonus)

•	Performance of duties concerning external representation of the Company (earnings calls; major shareholder interactions; meetings/conferences with financial constituencies, etc.) (5% of incentive bonus)

The Compensation Committee selected net income, operating profit as a percentage of net revenue and return on investment because the Compensation Committee believes that these metrics are consistent with the overall goals and long-term strategic direction that the Board has set for the Company. The Compensation Committee chose net income because the Compensation Committee believes potential investors use it as a critical measure when evaluating the Company’s profitability against other companies in our industry. Net income is also an important measure when evaluating the success of the Company’s long-term strategy to reduce costs and streamline operations. The Compensation Committee chose operating profit as a percentage of net revenue because the Compensation Committee believes that potential investors use it when evaluating the efficiency of our business and the success of the Company’s long-term strategy to reduce costs and streamline operations. The Compensation Committee chose return on investment because the Compensation Committee believes that potential investors use it as an important metric for determining the attractiveness of investing in UTi’s Ordinary Shares as compared to other competing investment opportunities. While each of these metrics is important on a stand-alone basis, the Compensation Committee believes the combined focus on all three financial metrics, together with the non-financial metrics outlined above, will help to drive overall operational and financial success for the Company. Historically, the Compensation Committee has included a net revenue metric for evaluating senior executive performance. The Compensation Committee continues to believe that net revenue is an important metric but decided not to include that metric for fiscal 2010 due to the challenging economic environment and the focus on the Company’s profitability.

Establishing the expected performance relative to the criteria above is inherently subject to considerable judgment on the part of the Compensation Committee. When making these judgments the committee considered the Company’s past performance, the volatility of the performance, the Company’s budget, the macroeconomic environment and other forecasts of future results. Due to the current economic environment and the lack of visibility into near-term performance, the determinations of the Compensation Committee in this regard were particularly difficult this year.

Long-Term Incentives.  The Compensation Committee designs our executive compensation program to provide a substantial portion of total senior executive compensation in the form of equity-based incentives. A “substantial portion” does not necessarily mean that a majority of the senior executives’ compensation will be equity-based compensation, but that the amount will be material or meaningful to the executive. The committee believes equity-based compensation provides an incentive to build value for our Company over the long term, which helps to align the interests of our senior executives with the interests of our shareholders. We currently make equity awards pursuant to our 2004 Long-Term Incentive Plan, which provides for awards in the form of stock options, restricted shares, restricted share units, and other equity-based awards. As set forth in Proposal 3 — Approval of the UTi Worldwide Inc. 2009 Long-Term Incentive Plan, we are asking our shareholders to approve a new long-term incentive plan to enable us to be able to continue to offer our employees equity-based incentives.

Each year, the Compensation Committee considers an equity award for each senior executive. All awards are based upon a percentage of base salary, with our Named Executive Officers (excluding Mr. MacFarlane, who had no targeted percentage) generally having the highest target percentages. The specific amount of the award in any year depends on the Compensation Committee’s assessment, for that year, of the appropriate balance between cash and equity compensation. In making that assessment, the Compensation Committee considers various factors, such as the relative merits of cash and equity as a means for retaining and incentivizing senior executives as well as the practices of other companies in the comparable company group, as reported to the Compensation Committee by Watson Wyatt. In addition, the Compensation Committee considers subjective assessments of individual performance, individual pay relative to peers, the components of total annual compensation, and the value of already outstanding grants in determining the size and type of equity-based awards to each senior executive.

For fiscal 2009, we granted two types of equity-based incentives:

•	Restricted Share Units with 5 year pro rata vesting (subject to earlier vesting in certain circumstances), which means that 20% of the award will vest on each anniversary of the grant date over a 5 year period; and

•	Performance-Based Restricted Share Units with a three year “cliff” vesting period (subject to earlier vesting in certain circumstances), but only upon the attainment of pre-determined financial targets.

For fiscal 2009, these two types of equity-based incentives were awarded in equal amounts to each of our senior executives. We believe this split represented an appropriate balance among the various components of our compensation philosophy because it provides an element of retention as well as an incentive for long-term performance.

For Performance-Based Restricted Share Units awarded in fiscal 2009, the financial target is a 3-year compounded annual diluted EPS growth rate of 15% as compared to the fiscal 2008 diluted EPS on a US GAAP basis ($0.99). The Compensation Committee chose Earnings Per Share as the financial metric because it believes potential investors use it when evaluating the Company’s profitability against other companies in the Company’s industry. Earnings Per Share is also an important measure when evaluating the success of the Company’s long-term strategy to reduce costs and streamline operations. If the Company achieves less than 80% of the financial target, the Performance-Based Restricted Share Units will not vest. If the Company achieves at least 80% of the financial target but less than 100% of the financial target, the Performance-Based Restricted Share Units will vest between 50% and 100% of the targeted amount on a basis proportional to the performance level achieved. If the Company achieves at least 100% of the financial target but less than 120% of the financial target, the Performance-Based Restricted Share Units will vest between 100% and 150% of the targeted amount on a basis proportional to the performance level achieved. If the Company achieves more than 120% of the financial target, the Performance-Based Restricted Share Units will vest at 150% of the targeted amount. These details are set forth in the table below:

Vesting Percentage	Performance Range	Performance Level

0%	< 80% of target	Below minimum
50-100%	80-100% of target	Between minimum and target
100%	100% of target	Target
100-150%	100-120% of target	Between target and maximum
150%	120% of target	Maximum

As a result of the Company’s financial performance for fiscal 2009, as of January 31, 2009, the Company had determined that the performance criteria for the above awards will not be met and consequently the Company reversed the compensation costs related to these awards.

For fiscal 2010, due to the extremely challenging economic environment, and the resulting changes made to our 2010 incentive plan discussed above, the Compensation Committee awarded only Restricted Share Units with a 5 year pro rata vesting schedule for fiscal 2010, except with respect to Mr. Kirchner whose awards are described below. The Compensation Committee determined that these awards were appropriate for providing an element of retention as well as an incentive for long-term performance during these difficult economic times.

For Mr. Kirchner, the Compensation Committee structured an equity-based incentive award consistent with the Company’s historic pay philosophy and consistent with the discussions Mr. Kirchner had with members of the Board prior to his joining the Company in January 2009. Mr. Kirchner’s employment agreement provides that for fiscal 2010 he will receive an equity-based incentive award with an aggregate target value equal to 300% of his base salary. The committee split this value equally between two types of equity-based incentives:

•	Restricted Share Units with 5 year pro rata vesting (consistent with the awards made to other senior executives); and

•	Stock options that vest on a pro rata basis over a 3-year period (1/3 on each anniversary of the grant date), with a strike price of $13.51 per share.

Additional information regarding the equity-based incentive awards granted to the Named Executive Officers in fiscal 2009 and fiscal 2010 can be found below in this section under the heading “Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010” and in the table below entitled “Fiscal 2009 Grants of Plan Based Awards” in the section entitled “Compensation of Executive Officers — Summary Compensation Table.”

Policies and Processes Applicable to the Granting of Equity-Based Awards.  The Company’s policy is that the value of all Restricted Share Units and Performance-Based Restricted Share Units awarded shall be determined based on the closing price of the Company’s Ordinary Shares on the date of grant. To the extent stock options are awarded, the strike price for all stock options awarded shall also be the closing price of the Company’s Ordinary Shares on the date of grant. The “grant date” for all equity-based incentive awards is the date the awards are formally approved by the Compensation Committee or the duly authorized management decision-making body, as applicable.

The Company’s policy is to generally grant equity-based incentive awards once per year to senior executives following the public release of the Company’s year end financial results. All other awards are considered on an “as-needed” basis, but only following the public release of the Company’s quarterly financial results. We have adopted this practice because it permits our publicly-reported financial results to be absorbed by the financial markets prior to our issuing equity-based incentive awards and allows our Compensation Committee to consider our final year-end results when approving annual equity-based incentives for our senior executives.

For fiscal 2009, the Compensation Committee evaluated and approved all equity-based incentive awards for our senior executives, and a subcommittee of our Executive Board (comprised of Messrs. MacFarlane, Wessels, Hextall, Gates and D’Amico), with express authority from the Compensation Committee, evaluated and approved all other equity-based incentive awards. For fiscal 2010, the Compensation Committee evaluated and approved the annual equity-based incentive awards for our senior executives and a subcommittee of our Executive Board (comprised of Messrs. Kirchner, Hextall, Gates, Samuels and D’Amico), with express authority from the Compensation Committee, evaluated and approved all other annual equity-based incentive awards made in April 2009. All equity-based incentives granted by management were subject to criteria and limitations established by the Compensation Committee.

Employee Benefits.  In addition to the above described components of compensation, our senior executives are eligible to participate in benefits plans that are generally available to all our employees. Under these plans, all employees are entitled to various coverages, which, depending on the country where they are employed, may include a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits. Additionally, our employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Chief Executive Officer and the other senior executives and determined that they are reasonable and appropriate.

Perquisites.  Prior to fiscal 2009, we had no global policy applicable to perquisites. Our practice relating to perquisites for Named Executive Officers located in the United States had generally been not to offer perquisites, while our practice for regional presidents and other non-U.S.-based senior executives had generally been to offer perquisites consistent with local practices in their resident country. For fiscal 2009, the Company adopted a limited perquisite program for U.S.-based senior executives to create better internal equity among the senior executive team and to provide greater alignment between the Company’s compensation program and that of the market in general. Under the program, certain U.S.-based senior executives, including the Named Executive Officers (but excluding Mr. MacFarlane) receive an annual supplemental benefit allowance, initially established at $25,000 per year. The program provides flexibility by allowing each participating executive to select from a menu of pre-approved supplemental benefits. The Compensation Committee administers the program and may, in its discretion, adjust the annual supplemental benefit allowance amount, establish different annual allowance amounts applicable to additional levels of executives, and change the menu of eligible benefits under the program. Additional information regarding the perquisites paid to our Named Executive Officers in fiscal 2009 is set forth in the Summary Compensation Table below.

Tax Law Limits on Executive Compensation.  Section 162(m) of the Code (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). In this regard, we are asking our shareholders to approve Proposal 4 — Approval of the UTi Worldwide Inc. Executive Incentive Plan, which plan is designed to allow for incentive bonuses to be paid by certain of the Company’s U.S. subsidiaries to the Company’s senior executives to be deductible for U.S. federal income tax purposes. However, since corporate objectives may not always be consistent with the requirements for full deductibility, the Company is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Executive Compensation Recoupment Policy.  Under the Company’s incentive compensation recoupment policy, if the Board or the Compensation Committee determines that any fraud or intentional misconduct by any Named Executive Officer was a significant contributing factor to the Company having to materially restate all or a portion of its financial statement(s), the Board or Compensation Committee may take, in its discretion, such action as it deems necessary and appropriate to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or Committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. If the Board or Committee determines that the restatement was the result of fraud or intentional misconduct, the Board may, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation paid to any Named Executive Officer, cause the cancellation of Restricted Share Units, Performance-Based Restricted Share Units and/or other equity based incentives, and seek reimbursement of any gains realized upon the exercise of any equity-based incentives or the sale of any shares underlying Restricted Share Units and/or Performance-Based Restricted Share Units, in each case, if and to the extent that (1) the amount of bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the officer engaged in a fraud or intentional misconduct that caused or substantially contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the officer, authorize legal action, or take such other action to enforce the officer’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Employment Agreements and Post-Termination Compensation.  Each of the Named Executive Officers (except Mr. MacFarlane) is a party to an employment agreement with the Company. A summary description of the terms of these agreements with the Named Executive Officers can be found below in this proxy statement under the caption “Compensation of Executive Officers — Employment Agreements.” The employment agreements define the Company’s right to terminate the employment relationship (and related obligations) and help protect the Company from certain business risks. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance and related benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change of control”. See the section below entitled “Compensation of Executive Officers — Termination and Change of Control Payments”.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010

Chief Executive Officer Compensation.  Mr. Kirchner joined the Company as its Chief Executive Officer in January 2009. Mr. Kirchner is party to an employment agreement between himself and an indirect subsidiary of the Company. The employment agreement, which may be terminated by either party upon advance notice as provided for therein, provides that Mr. Kirchner’s annual base salary shall be $700,000 (subject to future increases, but not decreases). The employment agreement also provides that for fiscal 2010 Mr. Kirchner shall have a target cash performance bonus equal to 90% of his annual base salary, which bonus shall not be less than $315,000 for fiscal 2010. Thereafter, Mr. Kirchner shall be eligible for consideration for an annual cash performance bonus in accordance with the applicable terms of the bonus plan in effect from time to time with a target amount equal to 90% of his base salary. The employment agreement also provides that Mr. Kirchner was entitled to receive a one-time signing bonus of $150,000 and relocation assistance. Under the agreement, Mr. Kirchner is entitled to participate in the Company’s medical, insurance and other welfare and benefit plans for senior executives. The employment agreement also contains non-disclosure and non-solicitation provisions.

Upon a termination of Mr. Kirchner’s employment by the Company without “cause”, under his employment agreement Mr. Kirchner is entitled to continue to receive his monthly salary and benefits for a period of six months, and thereafter, severance equal to six months base salary and a pro rata portion of his cash bonus for the year in which he was terminated, if any. Notwithstanding the foregoing, if Mr. Kirchner’s employment is terminated by the Company without cause prior to January 31, 2010, then Mr. Kirchner shall be entitled to receive his monthly salary and benefits for six months, and thereafter, Mr. Kirchner shall be entitled to receive severance equal to 18 months base salary plus the sum of (a) $630,000 and (b) $630,000 multiplied by a fraction where the numerator equals the number of full months during fiscal 2010 in which Mr. Kirchner was employed by the Company and the denominator is twelve. If Mr. Kirchner’s employment is terminated in connection with a “change of control” of the Company, or if within twelve months following a change of control of the Company Mr. Kirchner is entitled to terminate his employment for “good reason”, in each case as provided for in his employment agreement, then Mr. Kirchner shall be entitled to receive severance equal to twenty-four months of his base salary.

Mr. Kirchner’s employment agreement provides that for fiscal 2010 he is to be awarded equity-based incentive awards with an aggregate target value equal to 300% of Mr. Kirchner’s base salary. Thereafter, Mr. Kirchner shall be eligible for consideration for one or more annual equity-based incentive awards, which awards are to be made in accordance with the applicable terms of the incentive plans in effect from time to time and shall be considered at a target value equal to 300% of Mr. Kirchner’s base salary, as determined by the Compensation Committee and the Board of Directors.

In April 2009, consistent with the terms of his employment agreement, Mr. Kirchner was awarded 77,720 Restricted Share Units, plus stock options to purchase 166,836 Ordinary Shares. The stock options have a strike price of $13.51 (the closing price of the Company’s Ordinary Shares on the grant date) and they vest on a pro rata basis over a 3-year period (1/3 on each anniversary of the grant date).

Prior to establishing Mr. Kirchner’s overall compensation package, the Compensation Committee consulted with each of Watson Wyatt and Frederic Cook and reviewed relevant benchmarking and peer group data.

Roger MacFarlane’s Compensation.  Mr. MacFarlane retired as Chief Executive Officer in January 2009. Mr. MacFarlane remained an employee of the Company through April 2009 assisting our new chief executive, Eric Kirchner, with the transition. During his time as Chief Executive Officer, Mr. MacFarlane performed services pursuant to an employment agreement between himself and an indirect subsidiary of the Company, which agreement expired upon Mr. MacFarlane’s retirement from the Chief Executive Officer position on January 19, 2009.

Beginning in May 2008, Mr. MacFarlane stopped receiving any base salary, bonus or restricted share awards. Instead, Mr. MacFarlane’s compensation for the remainder of his employment with the Company was limited to options to purchase 53,299 Ordinary Shares granted to him on April 14, 2008. The number of options granted to Mr. MacFarlane was determined by dividing $525,000 (his base salary for fiscal 2008) by $19.70 (the closing price of our Ordinary Shares on the grant date), and multiplying the number by 2. These stock options have a strike price of $19.70 and vested in 12 equal monthly installments, becoming fully vested on April 30, 2009. The Compensation Committee believed that, under the circumstances, this form of compensation best aligned Mr. MacFarlane’s interests with the interests of our shareholders. Mr. MacFarlane did not receive any additional compensation during fiscal 2010 for remaining as an employee through April 2009.

Compensation of Other Named Executive Officers

William Gates.  In March 2008, in connection with the Company’s annual review process and Mr. Gates’ new role as President, Contract Logistics & Distribution, the Compensation Committee approved a base salary for Mr. Gates of $350,000, effective May 1, 2008. In April 2008, the Compensation Committee granted Mr. Gates 10,660 Restricted Share Units and 10,660 Performance-Based Restricted Share Units. In April 2009, the Compensation Committee awarded Mr. Gates an incentive cash bonus of $114,600 relating to his performance for fiscal 2009 and granted Mr. Gates 31,088 Restricted Share Units. Mr. Gates’ target bonus for fiscal 2009 was 70% of his base salary. Mr. Gates’ target bonus for fiscal 2010 remains 70% of his base salary. Mr. Gates’ equity based incentive award for fiscal 2009 was 120% of his base salary. Mr. Gates’ equity based incentive award for fiscal 2010 was also 120% of his base salary.

Mr. Gates’ incentive bonus for fiscal 2009 was determined based on the following metrics and weighting percentages:

				Payout as a
Incentive Bonus	Percentage	Target	Actual	Percentage of	Dollar Value
Metrics	Weighting	Performance	Performance	Target	Earned

Company-wide Metrics:
Net Revenue	10%	$1.655 billion	$1.5 billion	9.3%	$22,775
Net Income	20	113.7 million	97.3 million	0	0
Quality	10			8	19,600

Contract Logistics & Distribution Metrics:
Quality	10	—	—	10.5	25,725
Margin	10	10.2%	7.1%	0	0
Operating Profit	20	$92.1 million	$59 million	0	0
Integration of transportation into CL&D offerings by growing amount of cross sold revenue by 20%	10	—	—	10	24,500
Growth and profitability of UTi Transport Solutions	10	—	—	9	22,000

Total Incentive Bonus	100%				$114,600

John Hextall.  In March 2008, in connection with the Company’s annual review process and Mr. Hextall’s new role as President, Freight Forwarding, the Compensation Committee determined to maintain Mr. Hextall’s base salary of $450,000 for fiscal 2009. In April 2008, the Compensation Committee granted Mr. Hextall 17,132 Restricted Share Units and 17,132 Performance-Based Restricted Share Units. In April 2009, the Compensation Committee awarded Mr. Hextall an incentive cash bonus of $251,100 relating to his performance for fiscal 2009 and granted Mr. Hextall 39,970 Restricted Share Units. Mr. Hextall’s target bonus for fiscal 2009 was 75% of his base salary. Mr. Hextall’s equity based incentive award for fiscal 2009 was 150% of his base salary. For fiscal 2010, Mr. Hextall’s target bonus was reduced to 70% of his base salary and his equity based incentive award was reduced to 120% of his base salary to bring such percentages into alignment with the Company’s overall pay philosophy of setting compensation targets at the 50th percentile of compensation reflected in the benchmarking and peer group data discussed above.

Mr. Hextall’s incentive bonus for fiscal 2009 was determined based on the following metrics and weighting percentages:

				Payout as a
Incentive Bonus	Percentage	Target	Actual	Percentage of	Dollar Value
Metrics	Weighting	Performance	Performance	Target	Earned

Company-wide Metrics:
Net Revenue	10%	$1.655 billion	$1.5 billion	9.3%	$31,389
Net Income	20	113.7 million	97.3 million	0	0
Quality	10	—	—	8	27,000

Freight Forwarding Metrics:
DSO Improvement	10	1 day improvement	1.4 days improvement	12.5	42,187
Change in year over year margin	10	(1.4%)	1.2%	12.5	42,187
Operating Profit	20	$154 million	$151.9 million	19.6	66,150
Growth into and out of China	10	—	—	0	0
Annualized procurement savings	10	$25 million	$34.4 million	12.5	42,187

Total Incentive Bonus	100%				$251,100

Gene Ochi.  In March 2008, in connection with the Company’s annual review process, the Compensation Committee determined to maintain Mr. Ochi’s base salary of $350,000 for fiscal 2009. In April 2008, the Compensation Committee granted Mr. Ochi 10,660 Restricted Share Units and 10,660 Performance-Based Restricted Share Units. In April 2009, the Compensation Committee awarded Mr. Ochi an incentive cash bonus of $139,458 relating to his performance for fiscal 2009 and granted Mr. Ochi 31,088 Restricted Share Units. Mr. Ochi’s target bonus for fiscal 2009 was 65% of his base salary. Mr. Ochi’s target bonus for fiscal 2010 remains 65% of his base salary. Mr. Ochi’s equity based incentive award for fiscal 2009 was 120% of his base salary. Mr. Ochi’s equity based incentive award for fiscal 2010 was also 120% of his base salary.

Mr. Ochi’s incentive bonus for fiscal 2009 was determined based on the following metrics and weighting percentages:

				Payout as a
Incentive Bonus	Percentage	Target	Actual	Percentage of	Dollar Value
Metrics	Weighting	Performance	Performance	Target	Earned

Company-wide Metrics:
Net Revenue	10%	$1.655 billion	$1.5 billion	9.3%	$21,158
Net Income	30	113.7 million	97.3 million	0	0
Quality	10			8	18,200

Individual Performance Objectives:	50	—	—	44	100,100

Total Incentive Bonus	100%				$139,458

Mr. Ochi’s individual performance objectives for fiscal 2009 included the following:

•	Improve and complete the planning cycle for fiscal 2010 by January 31, 2009;

•	Facilitate the follow up and completion of projects key to completing the fiscal 2009 Enterprise Plan;

•	Develop 10 case studies for increasing value for the clients and revenues of UTi. Ensure that the clients selected and developed grow through integration and customized solutions that develop additional net revenue growth for UTi by the end of fiscal 2009;

•	Develop a process for measuring local sales force productivity;

•	Develop a business model that allows UTi to sell “customized” solutions profitability to clients giving UTi $1 million to $5 million net revenue annually; and

•	Develop a client focused and value driven plan for “sustainability” consistent with green environmental processes by the end of fiscal 2009.

Lawrence Samuels.  In March 2008, in connection with the Company’s annual review process, the Compensation Committee approved a base salary for Mr. Samuels of $375,000, effective May 1, 2008. This increase included a merit-based adjustment as well as an increase to, among other things, better align Mr. Samuels’ base pay with the Company’s compensation philosophy of targeting base pay, on average, at the

50th percentile of the benchmarking and peer group data discussed above. In April 2008, the Compensation Committee granted Mr. Samuels 11,421 Restricted Share Units and 11,421 Performance-Based Restricted Share Units. In April 2009, the Compensation Committee awarded Mr. Samuels’ an incentive cash bonus of $159,169 relating to his performance for fiscal 2009 and granted Mr. Samuels 33,308 Restricted Share Units. Mr. Samuels’ target bonus for fiscal 2009 was 65% of his base salary. Mr. Samuels’ target bonus for fiscal 2010 remains 65% of his base salary. Mr. Samuels’ equity based incentive award for fiscal 2009 was 120% of his base salary. Mr. Samuels’ equity based incentive award for fiscal 2010 was also 120% of his base salary

Mr. Samuels’s incentive bonus for fiscal 2009 was determined based on the following metrics and weighting percentages:

				Payout as a
Incentive Bonus	Percentage	Target	Actual	Percentage of	Dollar Value
Metrics	Weighting	Performance	Performance	Target	Earned

Company-wide Metrics:
Net Revenue	10%	$1.655 billion	$1.5 billion	9.3%	$22,669
Net Income	30	113.7 million	97.3 million	0	0
Quality	10			8	19,500

Individual Performance Objectives:	50	—	—	48	117,000

Total Incentive Bonus	100%				$159,169

Mr. Samuels’ individual performance objectives for fiscal 2009 included the following:

•	Continue to improve the reporting process to ensure there are no significant deficiencies arising from either the Company’s own assessment of internal controls or the auditors’ review of controls during fiscal 2009;

•	Introduce and manage a cost monitoring process for corporate costs to ensure costs remain within the approved budget for each division within corporate; and

•	Generate free cash flow equal to net income for fiscal 2009 plus the shortfall in free cash flow from fiscal 2008 (excluding non-cash restructuring charges).

In March 2009, in connection with the Compensation Committee’s annual review process, the Compensation Committee determined to maintain the base salaries for all of our Named Executive Officers (except Mr. MacFarlane who is now retired) at the same levels in fiscal 2010 as in effect for fiscal 2009. In addition, as described above in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Incentive Bonuses — Fiscal 2010”, the Company modified its incentive bonus structure for fiscal 2010.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation of Executive Officers — Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis,” be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

Mr. Allan M. Rosenzweig, Chairman
Mr. Brian D. Belchers
Mr. Leon J. Level

Summary Compensation Table

The following table provides information concerning the compensation of the Company’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”) for fiscal 2009.

						Non-Equity	Change
				Stock	Option	Incentive Plan	in Pension	All Other	Total
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	and NQDC	Compensation	Compensation
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Earnings	(6)	(7)

Eric W. Kirchner(8)	2009	$26,923	$—	$—	$—	$—	$—	$—	$26,923
Chief Executive Officer
Roger I. MacFarlane	2009	147,403	—	109,577	382,616	—	—	3,533	643,129
Former Chief Executive Officer	2008	510,657	—	195,817	209,009	—	—	6,137	921,620
	2007	455,423	201,000	412,507	276,209	—	—	5,423	1,350,562
William T. Gates	2009	334,538	—	136,646	12,274	114,600	—	20,892	618,950
Executive Vice President; President, Contract Logistics & Distribution
John Hextall	2009	450,000	—	330,595	40,408	251,100	—	48,859	1,120,962
Executive Vice President;	2008	440,125	—	243,201	161,112	118,125	—	58,307	1,020,870
President, Freight Forwarding	2007	395,852	—	486,719	267,810	179,000	—	44,848	1,374,229
Gene Ochi	2009	350,000	—	227,083	33,864	139,458	—	25,259	775,664
Executive Vice President;	2008	346,827	—	182,863	134,573	144,463	—	7,750	816,476
President, Integrated Solutions for Strategic Clients	2007	312,620	—	368,056	272,234	125,000	—	7,428	1,085,338
Lawrence Samuels	2009	367,998	—	219,814	30,082	159,169	—	20,298	797,361
Executive Vice President-Finance	2008	346,904	—	168,020	119,668	129,675	—	7,827	772,094
and Chief Financial Officer	2007	308,144	—	339,019	257,338	139,500	—	7,567	1,051,568

(1)	Salary. The amounts reported in this column represent base salaries paid to each of the Named Executive Officers for fiscal 2009, fiscal 2008 and fiscal 2007, as applicable, except for Messrs. Kirchner and Gates, who were not Named Executive Officers for fiscal 2008 and fiscal 2007.

(2)	Bonus. The amount reported in this column for Mr. MacFarlane for fiscal 2007 was not based on a targeted percentage of salary and was approved at the discretion of the Compensation Committee. The amount shown was paid in the first quarter of fiscal 2008.

(3)	Stock Awards. The amounts reported in this column represent the dollar amount of restricted share unit awards recognized, or “expensed,” during each of fiscal 2009, fiscal 2008 and fiscal 2007, respectively, for each of the Named Executive Officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with SFAS No. 123R. Additional information related to the calculation of the compensation cost is set forth in Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2009.

(4)	Option Awards. No stock options were granted to any of the above Named Executive Officers in fiscal 2009, fiscal 2008 or fiscal 2007, other than to Mr. MacFarlane. The amounts reported in this column represent the dollar amount of stock options recognized, or “expensed,” during fiscal 2009, fiscal 2008 and fiscal 2007, as applicable, for each of the Named Executive Officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with SFAS No. 123R. Additional information related to the calculation of the compensation cost is set forth in Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2009.

(5)	Non-Equity Incentive Plan Compensation. The amounts reported in this column represent the amount of incentive bonus paid to each of the Named Executive Officers for fiscal 2009, fiscal 2008 and fiscal 2007, as applicable. Annual performance bonuses for fiscal 2009, fiscal 2008 and fiscal 2007 were approved by the Compensation Committee and paid to the Named Executive Officers in the first quarter after the completion of the relevant fiscal year.

(6)	All Other Compensation. The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits. Under rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For Mr. Gates, during fiscal 2009, $10,669 represents company contributions under the Company’s 401(k) matching program. For Mr. Hextall, during fiscal 2009, 2008 and 2007, the Company paid $27,199, $37,315 and $26,842, respectively, in contributions to a defined contribution plan for the benefit of Mr. Hextall and $10,783, $11,258 and $10,466, respectively, in life insurance premiums for the benefit of Mr. Hextall. For Messrs. Ochi and Samuels, during fiscal 2009, $17,085 and $18,750, respectively, represent amounts reimbursed under the Company’s supplemental benefit plan for U.S.-based senior executives.

(7)	Total Compensation. The amounts reported in this column are the sum of the prior columns for each of the Named Executive Officers.

(8)	Mr. Kirchner joined the Company on January 19, 2009. Amounts in the table above represent his salary for the last two weeks of fiscal 2009. For information relating to the terms of Mr. Kirchner’s employment, see the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010 — Chief Executive Officer Compensation” above.

Fiscal 2009 Grants of Plan Based Awards

The following table provides information concerning the annual incentive bonus and equity-based incentive compensation awards made to each of our Named Executive Officers in fiscal 2009.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Future Payouts			Estimated Future Payouts			# of	# of	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Base Price	Grant Date Fair
	Grant	Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	of Option	Value of Stock and
Executive Officers	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	Options(4)	Awards	Option Awards(2)

Eric W. Kirchner(5)	—	$—	$—	$—	$—	$—	$—	—	—	$—	$—
Roger I. MacFarlane	4/14/08	—	—	—	—	—	—	—	53,299	19.70	479,329
William T. Gates	4/08/08	—	245,000	—	—	—	—	—	—	—
	4/14/08	—	—	—	5,330	10,660	15,990	10,660	—	—	420,000
John Hextall	4/08/08	—	337,500	—	—	—	—	—	—	—
	4/14/08	—	—	—	8,566	17,132	25,698	17,132	—	—	675,000
Gene Ochi	4/08/08	—	227,500	—	—	—	—	—	—	—
	4/14/08	—	—	—	5,330	10,660	15,990	10,660	—	—	420,000
Lawrence Samuels	4/08/08	—	243,750	—	—	—	—	—	—	—
	4/14/08	—	—	—	5,711	11,421	17,132	11,421	—	—	450,000

(1)	Represents targeted amounts payable to the Named Executive Officers under the Company’s Executive Annual Cash Bonus Plan. Mr. Gates had a bonus targeted at 70% of his base salary, Mr. Hextall had a bonus targeted at 75% of his base salary, and each of Messrs. Ochi and Samuels had bonuses targeted at 65% of their base salaries. The actual amounts paid were based on the criteria described above under the section entitled “Compensation of Executive Officer — Compensation Discussion & Analysis — Compensation of Other Named Executive Officers”. In April 2009, Messrs. Gates, Hextall, Ochi and Samuels were paid actual bonuses of $114,600, $251,100, $139,458 and $159,169, respectively, for fiscal 2009. Mr. MacFarlane was not eligible for an incentive bonus for fiscal 2009.

(2)	On April 14, 2008, each of Messrs. Gates, Hextall, Ochi and Samuels was awarded Performance-Based Restricted Share Units under the Company’s 2004 Long-Term Incentive Plan. In all cases, these Performance-Based Restricted Share Units were subject to a three-year “cliff” vesting upon the attainment of a targeted level of earnings per share growth. As of January 31, 2009, the Company had determined that the performance criteria for these awards will not be met and consequently the Company reversed the compensation costs relating to these awards. The column entitled “Grant Date Fair Value of Stock and Option Awards” reflects the grant date fair value of such awards, but the value of such awards as of the date of this proxy statement is $0.

(3)	Represents Restricted Share Units awarded to Named Executive Officers under the Company’s 2004 Long-Term Incentive Plan. These Restricted Share Units are subject to a five-year pro rata vesting schedule (i.e. 20% per year over the 5-year period)

(4)	Represents options to purchase Ordinary Shares awarded to Mr. MacFarlane under the Company’s 2004 Long-Term Incentive Plan. These options vested in 12 equal monthly installments, beginning with the month ending May 31, 2008 (i.e. 1/12 vested on the last day of each full calendar month following the grant date).

(5)	Mr. Kirchner joined the Company on January 19, 2009, and was not awarded any equity-based incentive compensation during fiscal 2009. For information concerning the terms of Mr. Kirchner’s employment, see the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010 — Chief Executive Officer Compensation” above.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table provides information concerning the unexercised stock options outstanding and unvested Restricted Share Units and Performance-Based Restricted Share Units for each of our Named Executive Officers as of the end of fiscal 2009.

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan
										Incentive		Awards:
										Plan		Market or
				Equity						Awards:		Payout
				Incentive					Market	# of		Value of
				Plan					Value	Unearned		Unearned
				Awards:			# of		of Shares	Shares,		Shares,
	Number of	Number of		# of			Shares or		or Units	Units		Units or
	Securities	Securities		Securities			Units of		of Stock	or Other		Other
	Underlying	Underlying		Underlying/			Stock		That	Rights		Rights
	Unexercised	Unexercised		Unexercised	Option	Option	That		Have Not	That		That
	Options	Options		Unearned	Exercise	Expiration	Have Not		Vested	Have Not		Have Not
Executive Officers	Exercisable	Unexercisable		Options	Price	Date(3)	Vested		(4)	Vested		Vested(4)

Eric W. Kirchner(1)	—	—		—	$—	—	—		$—	—		$—
Roger I. MacFarlane	294,891	—		—	4.76	4/15/2010	12,681	(6)	138,984	—		—
	180,000	—		—	6.34	6/5/2012	9,239	(8)	101,259	—		—
	79,950	—		—	15.01	5/12/2014	—			—		—
	25,362	—		—	22.34	6/15/2015	—			—		—
	39,974	13,325	(2)	—	19.70	4/14/2018				—		—
William T. Gates	15,474	—		—	22.34	6/15/2015	7,737	(6)	84,798
							5,186	(7)	56,839
							7,387	(8)	80,962
							10,660	(9)	116,834		(10)		(10)
John Hextall	30,000	—		—	6.34	6/5/2012	25,746	(5)	282,176	—		—
	22,500	—		—	11.24	7/30/2013	11,835	(6)	129,712	—		—
	51,300	—		—	15.62	5/4/2014	8,726	(7)	95,637	—		—
	23,670	—		—	22.34	6/15/2015	14,529	(8)	159,238	—		—
							17,132	(9)	187,767		(10)		(10)
Gene Ochi	67,275	—		—	4.33	4/15/2010	20,856	(5)	228,582	—		—
	97,500	—		—	6.34	6/5/2012	7,710	(6)	84,502	—		—
	75,000	—		—	11.24	7/30/2013	5,621	(7)	61,606	—		—
	51,300	—		—	15.62	5/4/2014	9,040	(8)	99,078	—		—
	15,420	—		—	22.34	6/15/2015	10,660	(9)	116,834		(10)		(10)

Lawrence Samuels	129,775	—		—	4.33	4/15/2010	18,660	(5)	204,514	—		—
	105,000	—		—	6.34	6/5/2012	7,440	(6)	81,542	—		—
	75,000	—		—	11.24	7/30/2013	5,621	(7)	61,606	—		—
	43,350	—		—	15.62	5/4/2014	9,040	(8)	99,078	—		—
	14,880	—		—	22.34	6/15/2015	11,421	(9)	125,174		(10)		(10)

(1)	Mr. Kirchner joined the Company on January 19, 2009. For details relating to the terms of Mr. Kirchner’s employment, see the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010 — Chief Executive Officer Compensation” above.

(2)	On April 14, 2008, Mr. MacFarlane was granted options to purchase 53,299 Ordinary Shares. These options vested in twelve equal monthly installments, beginning with the month ended May 31, 2008. As of January 31, 2009, only 9/12th of the options had vested. As of April 30, 2009, the options have fully vested. For more details, see the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Summary of the Company’s Executive Compensation Program Components — Historic Compensation Practices” above.

(3)	The option expiration date for each option grant is the 10-year anniversary of the grant date.

(4)	Based on the closing price of the Company’s Ordinary Shares of $10.96 on January 31, 2009. As of April 30, 2009, the closing price of the Company’s Ordinary Shares was $13.46.

(5)	Represents Restricted Share Units that vested in their entirety on April 30, 2009.

(6)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (May 4, 2005), subject to earlier vesting in certain circumstances.

(7)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (May 12, 2006), subject to earlier vesting in certain circumstances.

(8)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (April 12, 2007, in the case of Messrs. Gates, Hextall, Ochi and Samuels, and June 15, 2007, in the case of Mr. MacFarlane), subject to earlier vesting in certain circumstances.

(9)	Represents Restricted Share Units that vest on a pro rata basis over a 5-year period (i.e. 20% of the award will vest on each anniversary of the grant date). The Restricted Share Units were granted on April 14, 2008.

(10)	On April 14, 2008, each of Messrs. Gates, Hextall, Ochi and Samuels was awarded Performance-Based Restricted Share Units under the Company’s 2004 Long-Term Incentive Plan. In all cases, these Performance-Based Restricted Share Units were subject to a three-year “cliff” vesting upon the attainment of a targeted level of earnings per share growth. As of January 31, 2009, the Company had determined that the performance criteria for these awards will not be met and consequently the Company reversed the compensation costs related to these awards.

Option Exercises and Stock Vested During Fiscal 2009

The following table provides information concerning the exercises of stock options and the vesting of Restricted Share Units and Performance-Based Restricted Share Units during fiscal 2009 on an aggregated basis for each of our Named Executive Officers.

	Option Awards(1)		Stock Awards(2)
	Number of Shares	Value Realized	Number of Shares	Value Realized
Executive Officers	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting

Eric W. Kirchner	—	—	—	—
Roger MacFarlane	—	—	—	—
William T. Gates	—	—	—	—
John Hextall	—	—	—	—
Gene Ochi	—	—	—	—
Lawrence Samuels	27,500	432,394	—	—

(1)	Other than Mr. Samuels, no Named Executive Officer exercised stock options during fiscal 2009.

(2)	No stock awards vested during fiscal 2009.

Pension Benefits

The Company does not accrue pension benefits for its senior executives, including the Named Executive Officers.

Non-Qualified Deferred Compensation

Except as described below, the Company does not maintain deferred compensation plans for its U.S. executives which are not qualified under U.S. tax laws. Mr. Hextall participates in a defined contribution plan established primarily for employees and executives who have relocated outside their usual country of residence. This plan is not qualified under U.S. tax laws. The Company’s contributions for the benefit of Mr. Hextall for fiscal 2009 and for previous fiscal years have been reported in the “All Other Compensation” column of the Summary Compensation Table.

Under the plan in which Mr. Hextall participates, all contributions must be made by the Company for the benefit of Mr. Hextall. The maximum contribution per year is £25,000. Contributions are invested in a fund selected by the plan that invests in a broad range of international investments. Based on market performance, dividends and interest are credited to Mr. Hextall’s account. In fiscal 2009, the Company paid $27,199 in contributions to Mr. Hextall’s account, and there were no withdrawals or distributions. Upon his retirement, Mr. Hextall will be entitled to receive distributions through either periodic payments or a lump sum payment.

Because Mr. Hextall participates in the above described defined contribution plan, he does not participate in the Company’s supplemental benefit plan for U.S.-based senior executives.

The following table shows certain information for Mr. Hextall’s defined contribution plan.

Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/Distributions	Fiscal 2009
Executive Officer	Fiscal 2009	Fiscal 2009(1)	Fiscal 2009	Fiscal 2009	Year End

John Hextall	$0	$27,199	$(14,023)	$0	$63,555

(1)	All contributions were made by the Company for the benefit of Mr. Hextall and have been converted to U.S. dollars using the average exchange rate in effect for fiscal 2009.

Our other Named Executive Officers do not participate in or have account balances in non-qualified defined contribution plans.

Employment Agreements

Eric Kirchner Employment Agreement

A description of Mr. Kirchner’s employment agreement is included in the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010 — Chief Executive Officer Compensation” above.

William Gates, John Hextall, Gene Ochi and Lawrence Samuels Employment Agreements

Each of Messrs. Gates, Hextall, Ochi and Samuels has entered into an employment agreement with an indirect subsidiary of the Company. Pursuant to the terms of these employment agreements, the Company guaranteed the performance of all of the obligations of the subsidiary under the agreements. The agreements have substantially similar terms, except that the annual compensation and responsibilities under the agreements for each executive are different and, in the case of Mr. Gates, his employment agreement has been amended to provide for his anticipated retirement as an officer of the Company in January 2011, including provisions addressing the vesting of awards held by Mr. Gates upon his retirement and, in certain circumstances, his earlier termination by the Company. In addition to an annual base salary, each executive is entitled to receive an annual cash performance bonus and to participate in the Company’s equity-based incentive plans. The Company or the executive may terminate such agreements for any reason upon six months prior written notice. Under the agreements, the executives are entitled to six months severance in the event the Company terminates their employment without cause. As more fully described under the section entitled “Compensation of Executive Officers — Termination and Change of Control Payments,” below, the executives are entitled to twenty four months severance if they are terminated without cause or if they resign for good reason during a period of one year following a Change in Control.

Each of the agreements provides that the Company will pay to the executives a salary that is subject to increase but not decrease. Messrs. Gates, Hextall, Ochi and Samuels were paid during fiscal 2009 the respective salaries set forth beside their names in the table above entitled “Compensation of Executive

Officers — Summary Compensation Table.” Under the agreements, the executives are each entitled to four weeks of vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out-of-pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s employees generally. The agreements also contain nondisclosure and nonsolicitation provisions.

Termination and Change of Control Payments

Set forth below is each element of compensation that would be paid to each Named Executive Officer under various post-employment and change-of-control scenarios assuming the triggering event had actually occurred at the end of fiscal 2009. Each of the elements of compensation described below is required under either (1) the terms of the Named Executive Officer’s employment agreement, (2) the terms of the Company’s 2004 Long-Term Incentive Plan (including the award agreements thereunder) or (3) the terms of the Company’s standard benefit plans.

In addition to the amounts below, in connection with any termination of employment, each Named Executive Officer would be entitled to receive the following: (i) all vested amounts paid by the Company under its 401(k) plan or any similar plans, (ii) all amounts earned through the date of termination but not yet paid (bonuses, business expenses, accrued vacation, etc.) and (iii) the value of all vested equity awards, whether in the form of restricted share units, performance-based restricted share units or stock options. We have not included these elements of compensation below nor have we valued these elements because they are not “triggered” by any termination of employment or change in control. Additional information regarding the equity-based incentive awards held by the Named Executive Officers can be found in the table above entitled “Outstanding Equity Awards at Fiscal 2009 Year-End.” No employment agreement with any Named Executive Officer includes the continuation of any medical, dental or other similar benefits following their termination of employment and any agreement to provide such benefits would be at the discretion of the Compensation Committee on a case-by-case basis.

Voluntary Termination by Employee

•	None

Involuntary Termination without Cause (“Scenario 1” in the Table below)

•	For Mr. Kirchner, 6 months notice plus six months severance (conditioned on the signing of a standard waiver and release), plus a pro rata portion of his bonus for such year. However, if Mr. Kirchner’s employment is involuntarily terminated without cause prior to January 31, 2010, then Mr. Kirchner will receive 6 months notice plus 18 months severance (conditioned on the signing of a standard waiver and release), plus an amount equal to the sum of (1) $630,000, plus (2) $630,000 multiplied by a fraction where the numerator equals the number of full months during fiscal 2010 in which Mr. Kirchner was employed by the Company and the denominator is twelve.

•	For Messrs. Gates, Hextall, Ochi and Samuels, 6 months notice plus 6 months severance (conditioned on the signing of a standard waiver and release).

•	For Messrs. Hextall, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee between February 1, 2007 and January 31, 2008, those awards would vest on a pro rata basis.

•	For Messrs. Hextall, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	For Mr. Gates, if his employment is involuntarily terminated without cause prior to January 31, 2011, all Restricted Share Units granted to Mr. Gates would fully vest on the date of termination.

Involuntary Termination with Cause

•	None

Termination resulting from Disability (“Scenario 2” in the Table below)

•	For Messrs. Kirchner, Hextall, Ochi and Samuels, all benefits provided under the Company’s standard Long-Term Disability policy applicable to U.S.-based corporate employees (which would equal 60% of base salary per month up to a maximum of $10,000 per month until the employee reaches the age of 65)

•	For Mr. Gates, salary continuation benefits equal to 100% of his base salary for 26 weeks, plus all benefits provided under the Company’s standard Long-Term Disability policy applicable to certain U.S.-based contract logistics employees (which would equal 60% of base salary per month up to a maximum of $10,000 per month, plus 60% of total cash compensation per month up to a maximum of $3,500 per month, in each case until Mr. Gates reaches the age of 66).

•	For any Restricted Share Units granted to such employee on or prior to January 31, 2008, those awards would vest on a pro rata basis.

•	For any Restricted Share Units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

Termination resulting from Death (“Scenario 3” in the Table below)

•	For Messrs. Kirchner, Hextall, Ochi and Samuels, all benefits provided under the Company’s standard Life Insurance policy applicable to U.S.-based corporate employees (which would equal two times the employee’s then base salary).

•	For Mr. Gates, all benefits provided under the Company’s standard Life Insurance policy applicable to certain U.S.-based contract logistics employees (which would equal two times Mr. Gates’ then base salary in an amount not to exceed $500,000).

•	For Mr. Hextall, an additional amount equal to six times his base salary under a life insurance policy funded by the Company.

•	For any Restricted Share Units granted to such employee on or prior to January 31, 2008, those awards would vest on a pro rata basis.

•	For any Restricted Share Units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

Change in Control (“Scenario 4” in the Table below)

•	For any Restricted Share Units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis upon the occurrence of any change in control (as defined in each executive’s employment agreement). If the employee is subsequently terminated within 12 months of the change in control, the employee is entitled to an additional 12 months of vesting.

•	For purposes of determining the values in the table below, we have assumed that the employee was terminated within 12 months of the change in control transaction.

Termination during the first 12 months following a Change in Control (including the termination by employee for “Good Reason” (as defined in such employee’s employment agreement)) (“Scenario 5” in the Table below)

•	24 months severance, payable in 24 monthly installments (conditioned on the signing of a standard release and waiver)

•	For Messrs. Hextall, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee on or after February 1, 2007, those awards would fully vest on the date of termination.

•	For Messrs. Hextall, Ochi and Samuels, with respect to any Restricted Share Units granted prior to February 1, 2007, see the heading entitled “Change in Control” above.

•	For Mr. Gates, if his employment is involuntarily terminated without cause prior to January 31, 2011, all Restricted Share Units granted to Mr. Gates would fully vest on the date of termination.

Definitions of “Change of Control” and “Good Reason”

Change of Control.  The 2004 Long-Term Incentive Plan and each of the executives’ employment agreements contain a substantially similar definition of “Change of Control,” which occurs if:

•	There is a sale, transfer or disposition of all or substantially all of the assets and property of the Company;

•	Any “person” is or becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities (excluding acquisitions of securities directly from the Company or by employee benefit plans sponsored or maintained by the Company or its controlled entities);

•	During any period of two (2) consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	The Company is dissolved or liquidated, or a merger, reorganization or consolidation of the Company occurs in which the former holders of the Company’s securities own less than 50% of the combined voting power of the surviving entity.

Good Reason.  Under their respective employment agreements, each of Messrs. Kirchner, Gates, Hextall, Ochi and Samuels has “Good Reason” to resign following a Change of Control if (i) the Company relocates him to a location that is outside a radius of two hundred fifty miles from the location where he was based just prior to the Change of Control (50 miles in the case of Mr. Kirchner), or (ii) the Company reduces his duties and responsibilities resulting in a material adverse reduction in his position, authority or responsibilities and fails to cure the breach after written notice and a cure period. In addition, in the case of Messrs. Kirchner and Samuels, they have “Good Reason” to resign following a Change of Control if the Company no longer has securities registered under the Securities Exchange Act of 1934, as amended.

The following table quantifies the amounts payable to each Named Executive Officer (excluding Mr. MacFarlane, who has retired from the Company) under the scenarios described above. For the purposes of determining the value of any equity-based compensation, we have assumed that the relevant triggering event took place on January 31, 2009, the last day of fiscal 2009, and that the Company’s stock is valued at $10.96, the closing price on such date. As of April 30, 2009, the closing price of the Company’s stock was $13.46. We have not included any equity-based compensation issued after January 31, 2009, which is described in the section above entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010.”

			Value of
	Cash		Accelerated
	Severance		Equity
Executive Officers	Payment		Awards(3)	Other Benefits		Total Benefits

Eric Kirchner
• Scenario 1		$(1)	$—	$—			(1)
• Scenario 2	—		—	1,800,000	(4)	1,800,000
• Scenario 3	—		—	1,400,000	(5)	1,400,000
• Scenario 4	—		—	—		—
• Scenario 5	1,400,000		—	—		1,400,000

			Value of
	Cash		Accelerated
	Severance		Equity
Executive Officers	Payment		Awards(3)	Other Benefits		Total Benefits

William Gates
• Scenario 1	175,000	(2)	339,431	—		514,431
• Scenario 2	—		147,673	944,500	(4)	1,092,173
• Scenario 3	—		147,673	500,000	(5)	647,673
• Scenario 4	—		127,504	—		127,504
• Scenario 5	700,000		339,431	—		1,039,431

John Hextall
• Scenario 1	225,000	(2)	95,078	—		320,078
• Scenario 2	—		513,703	1,470,000	(4)	1,983,703
• Scenario 3	—		513,703	3,600,000	(5)	4,113,703
• Scenario 4	—		477,424	—		477,424
• Scenario 5	900,000		824,429	—		1,724,429

Gene Ochi
• Scenario 1	175,000	(2)	59,159	—		234,159
• Scenario 2	—		374,066	680,000	(4)	1,054,066
• Scenario 3	—		374,066	700,000	(5)	1,074,066
• Scenario 4	—		355,254	—		355,254
• Scenario 5	700,000		571,166	—		1,271,166

Lawrence Samuels
• Scenario 1	187,500	(2)	60,827	—		248,327
• Scenario 2	—		350,615	1,520,000	(4)	1,870,615
• Scenario 3	—		350,615	750,000	(5)	1,100,615
• Scenario 4	—		328,371	—		328,371
• Scenario 5	750,000		552,623	—		1,302,623

(1)	If Mr. Kirchner’s employment is involuntarily terminated without cause on or after January 31, 2010, he is entitled to 6 months notice plus six months severance, plus a pro rata portion of his bonus for the year in which he is terminated. However, if Mr. Kirchner’s employment is involuntarily terminated without cause prior to January 31, 2010, then Mr. Kirchner will receive 6 months notice plus 18 months severance (conditioned on the signing of a standard waiver and release), plus an amount equal to the sum of (1) $630,000, plus (2) $630,000 multiplied by a fraction where the numerator equals the number of full months during fiscal 2010 in which Mr. Kirchner was employed by the Company and the denominator is twelve.

(2)	Represents the cash severance payable, but does not include amounts payable for the required 6 month notice period.

(3)	Mr. Kirchner joined the Company on January 19, 2009, and as of January 31, 2009, no equity compensation had been granted to Mr. Kirchner.

(4)	Except with respect to Mr. Gates, represents the total value payable to such executive under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees. This payout assumes that such executive is paid $10,000 per month for the period of time from his age as of January 31, 2009 until he reaches the age of 65. Mr. Gates is entitled to salary continuation benefits equal to 100% of his base salary for 26 weeks, plus all benefits provided under the Company’s standard Long-Term Disability policy applicable to certain U.S.-based contract logistics employees. This payment assumes that Mr. Gates is paid $13,500 per month for the period of time from his age as of January 31, 2009 until he reaches the age of 66.

(5)	Except with respect to Mr. Gates and Mr. Hextall, represents the total value payable to such executive under the Company’s standard life insurance policy applicable to U.S.-based corporate employees. Mr. Gates is entitled to the standard life insurance benefits applicable to certain U.S.-based contract logistics employees, which equals two times Mr. Gates’ then base salary in an amount not to exceed $500,000. Mr. Hextall is entitled to the standard life insurance benefits applicable to U.S.-based corporate employees, plus an additional life insurance policy funded by the Company that entitles him to a payment equal to six times his base salary. The Company paid $10,783 in life insurance premiums under this supplemental policy in fiscal 2009, which amount is reflected for Mr. Hextall under the “All Other Compensation” column in the Summary Compensation Table above.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Belchers and Level. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during fiscal 2009, and none has ever served as an officer of the Company or any of its subsidiaries and none has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Exchange Act. No executive officer of the Company served during fiscal 2009 as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding base salaries, incentive bonuses, equity-based compensation awards and other compensation for the Company’s senior executive officers, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accountants in fiscal 2009. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in fiscal years 2009 and 2008 were as follows:

	FY2009	FY2008

Audit Fees(1)	$6,635,000	$7,416,000
Audit-Related Fees(2)	203,000	—
Tax Fees(3)	97,000	258,000
All Other Fees(4)	271,000	42,000

Total	$7,206,000	$7,716,000

(1)	Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s consolidated interim financial statements included in the Company’s filings and submissions to the SEC, in addition to the audits of subsidiaries financial statements required for statutory purposes. Audit fees include the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”).

(2)	For fiscal 2009, audit-related fees include $20,000 for employee benefit plan audits, $40,000 for acquisition related procedures, $82,000 for SAS 70 audits, and $61,000 for accounting consultations.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	For fiscal 2009, other fees include $241,000 related to consultation with respect to the Company’s business process transformation efforts.

The Audit Committee pre-approved all services described above for fiscal 2009, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that the services provided by Deloitte be pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has selected Deloitte as the Company’s registered public accountants for the fiscal year ending January 31, 2010, and has recommended to the Board of Directors that such selection be submitted to the Company’s shareholders for ratification.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. Deloitte is responsible for performing an audit of those financial statements and internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and Deloitte.

In this context, the Audit Committee has met and held discussions with the Company’s management, the Company’s internal auditors and Deloitte with respect to our audited consolidated financial statements for fiscal 2009 and related matters. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended or supplemented. In addition, Deloitte provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and represented that it is independent from the Company. We discussed with Deloitte its views as to Deloitte’s independence from the Company and the Company’s management. When considering Deloitte’s independence, we considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2009 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee:

Leon J. Level, Chairman
C. John Langley, Jr.
Allan M. Rosenzweig

The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 2)

The Audit Committee has selected Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2010. The Board is submitting the appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s Amended and Restated Articles of Association or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Deloitte for the fiscal year ending January 31, 2011. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2010, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

APPROVAL OF THE UTi WORLDWIDE INC.
2009 LONG-TERM INCENTIVE PLAN

(PROPOSAL 3)

Background

The Board and shareholders of the Company previously adopted the 2004 Long-Term Incentive Plan for the purpose of attracting, retaining and motivating select employees, officers, directors, advisors and consultants of the Company and its affiliates. Only approximately 1,161,431 Ordinary Shares, however, remain available for future award grants under the 2004 Long-Term Incentive Plan.

We believe that our ability to attract and retain qualified, high-performing directors, employees and consultants is vital to our success and growth as a company. Equity compensation is also a very effective retention tool that encourages and rewards employee performance that aligns with shareholders’ interests. In order to continue the use of equity incentives to attract and retain qualified, high-performing employees, the Board of Directors has adopted, subject to shareholder approval, the UTi Worldwide Inc. 2009 Long-Term Incentive Plan (the “2009 LTIP”) and is proposing that the 2009 LTIP be approved at the Annual Meeting by the shareholders. If the 2009 LTIP is approved by the shareholders at the Annual Meeting, then no further awards will be granted under the 2004 Long-Term Incentive Plan.

If the 2009 LTIP is approved, 6,250,000 Ordinary Shares (subject to adjustment as provided for in the plan) will initially be available for issuance under the 2009 LTIP pursuant to a variety of awards consisting of stock options, share appreciation rights (sometimes referred to as “SARs”), restricted shares, restricted share units (sometimes referred to as “RSUs”), unrestricted shares, deferred share units (sometimes referred to as “DSUs”), and performance-based awards. If the 2009 LTIP is approved by the shareholders, the Board intends to cause the Ordinary Shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Commission at the Company’s expense.

Below is a summary of the principal provisions of the 2009 LTIP. We have attached the 2009 LTIP as Appendix A to this proxy statement, and the following summary of the 2009 LTIP is qualified in its entirety by reference to Appendix A. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2009 LTIP.

Approval of the 2009 LTIP requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the proposal to approve the UTi Worldwide Inc. 2009 Long-Term Incentive Plan.

Summary of the 2009 LTIP

Purpose.  The purpose of the 2009 LTIP is to: (a) enhance the Company’s ability to attract highly qualified personnel; (b) strengthen the Company’s retention capabilities; (c) enhance the long-term performance and competitiveness of the Company; and (d) align the interests of employees, directors, consultants and non-employees to whom an offer of employment has been or is being extended by the Company or any of its affiliates (referred to collectively as “Eligible Persons”) who receive awards under the 2009 LTIP with the interests of the Company’s shareholders.

Shares Subject to the 2009 LTIP.  The 2009 LTIP provides that no more than 6,250,000 Ordinary Shares (subject to adjustment as provided for in the 2009 LTIP) shall be available for issuance under the 2009 LTIP. These Ordinary Shares shall be authorized but unissued shares, or shares that the Company otherwise holds in treasury or trust. The number of Ordinary Shares available for awards, as well as the terms of outstanding awards, are subject to adjustment as provided in the 2009 LTIP for stock splits, stock dividends, recapitalizations, mergers in which the Company is the surviving corporation, spin-offs or split-offs, extraordinary cash dividends and other changes in the Company’s capital stock.

Any Ordinary Shares subject to an award that is settled in cash rather than Ordinary Shares, or subject to an award that expires or is forfeited, cancelled or otherwise terminated without the issuance of some or all of the Ordinary Shares subject to the award will again be available for future awards to the extent of such cash settlement or non-issuance. Previously-issued Ordinary Shares that are not related to an Award under the 2009 LTIP and Ordinary Shares subject to an award that are tendered or withheld in payment of all or part of the exercise price of an award or any taxes that the Company is required to withhold will be added to the number of Ordinary Shares available for issuance under the 2009 LTIP. In addition, to the extent permitted under applicable laws and stock exchange rules, the maximum number of Ordinary Shares available for delivery under the 2009 LTIP shall not be reduced by any Ordinary Shares issued under the 2009 LTIP through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards in connection with the acquisition of another entity. Further, to the extent permitted under applicable laws and stock exchange rules, the maximum number of Ordinary Shares available for delivery under the 2009 LTIP shall be increased by the number of shares available for issuance under any shareholder approved plan of an entity acquired by the Company or an affiliate of the Company (as such number has been equitably adjusted by the Committee to give effect to the acquisition).

Administration of the 2009 LTIP.  Either the Board of Directors or a committee appointed by the Board shall administer the 2009 LTIP. The Board of Directors and any committee exercising discretion under the 2009 LTIP from time to time are referred to as the “Committee” and the Compensation Committee of the Board or its successor will be the Committee unless otherwise determined by the Board. To the extent permitted by law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. With respect to decisions involving an Award intended to satisfy the requirements of Code Section 162(m), the Committee shall consist of two or more directors who are “outside directors” for purposes of that Code section. With respect to any decision relating to a person who is subject to the reporting requirements set forth under Rule 16b-3 of the Securities Exchange Act of 1934, the Committee shall consist solely of two or more “non-employee directors.” The Committee may delegate administrative functions to individuals who are directors or employees (including officers) of the Company.

Subject to the terms of the 2009 LTIP, the Committee has express authority to determine the Eligible Persons who will receive awards, the number of Ordinary Shares, units, or dollars to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2009 LTIP and its administration, to interpret and construe the 2009 LTIP and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2009 LTIP. Within the limits of the 2009 LTIP, the Committee may accelerate the vesting of any awards, and may modify, replace, cancel, or renew awards or make any other changes that would be allowed under the 2009 LTIP for a new award. However, except in connection with a Change in Control (as defined in the 2009 LTIP), the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than the fair market value of an Ordinary Share at the time of cancellation for the purpose of reissuing the Option or SAR at a lower exercise price, exchanging the Option or SAR for a cash payment or another award or otherwise allowing for a “repricing” of Options or SARs. For purposes of the 2009 LTIP, fair market value means the closing price of the Ordinary Shares on the Nasdaq Global Select Market (or such other applicable stock exchange on which the Ordinary Shares may then be traded) unless the Ordinary Shares are not traded on an exchange, in which case, the fair market value will be either the mean between the bid and ask prices for an Ordinary Share on the over-the-counter market, or, if the Ordinary Shares are not traded on the over-the-counter market, an amount established in good faith by the Company’s Board of Directors.

The Committee may adopt rules and provide for such special terms for awards to individuals who are located within the United States, foreign nationals, or who are employed by the Company outside the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Eligibility.  The Committee may grant stock options that are intended to qualify as “incentive stock options” (“ISOs”) only to employees of the Company and an affiliate that is treated as a parent or subsidiary corporation under the regulations promulgated under the Code for ISOs, and may grant all other awards to Eligible Persons. The 2009 LTIP and the discussion below use the term “Participant” to refer to any Eligible Person who holds an outstanding award.

The 2009 LTIP provides that during any calendar year no one Participant may receive stock options or SARs under the 2009 LTIP that relate to more than 1,000,000 Ordinary Shares. As of April 30, 2009, substantially all of the approximately 20,000 employees (including officers) of the Company and the Company’s six non-employee directors would have been eligible to participate in the 2009 LTIP.

Stock Options.  Stock options granted under the 2009 LTIP provide Participants with the right to purchase Ordinary Shares. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”), or options that are not intended to so qualify (“Non-ISOs”). The 2009 LTIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the stock option exceed $100,000 (based upon the fair market value of the Ordinary Shares on the grant date).

Share Appreciation Rights (SARs).  A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or Ordinary Shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the Ordinary Shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with stock options, or independently of them. A SAR award agreement may limit the total settlement value that the Participant may be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Ordinary Shares.

Exercise Price for Stock Options and SARs.  The exercise price of options and SARs shall not be less than 100% of the fair market value of an Ordinary Share on the grant date (except that the exercise price of a SAR related to, but granted after, an option can have the same exercise price as the related option); provided, however, that the exercise price of ISOs may not be less than 110% of the fair market value of an Ordinary Share on the grant date in the case of Participants who own more than ten percent of the Company’s Ordinary Shares on the grant date. As of April 30, 2009, the closing price of an Ordinary Share on The Nasdaq Global Select Market was $13.46 per share.

Exercise of Stock Options and SARs.  With respect to stock options, the exercise price and any withholding taxes may be (a) paid in cash or check payable to the Company in U.S. dollars or (b) to the extent expressly permitted by the Committee or the terms of an award agreement, satisfied by (i) the delivery to, or withholding by, the Company of Ordinary Shares already owned by the Participant or subject to the award in satisfaction of the exercise price or withholding taxes; (ii) the delivery to the Company of an exercise notice with instructions to a broker to deliver to the Company the amount necessary to pay the exercise price or withholding taxes from the sale or proceeds of a loan from the broker with respect to the sale of Ordinary Shares; or (iii) any combination of (i) and (ii). An award agreement for an option or SAR may provide that, if, on the date upon which such option or SAR or any portion thereof is to expire, fair market value exceeds the per share exercise price of such option or SAR and if such option or SAR is otherwise exercisable, the option or SAR shall automatically exercised by withholding of Ordinary Shares that are subject to such option or SAR in satisfaction of the exercise price and any applicable withholding taxes.

The term over which Participants may exercise stock options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s Ordinary Shares).

Restricted Shares, Restricted Share Units (RSUs) and Unrestricted Share Awards.  Under the 2009 LTIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may also grant RSUs which represent the right to receive Ordinary Shares after certain vesting requirements are met. The 2009 LTIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such awards become vested. In addition, the Committee may grant awards in the form of unrestricted Ordinary Shares which vest in full upon the grant date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons elects to pay for such Ordinary Shares or receive such Ordinary Shares in lieu of cash bonuses that would otherwise be paid.

Deferred Share Units (DSUs).  The 2009 LTIP provides for DSUs in order to permit certain directors, consultants, or select members of management to defer their receipt of compensation payable in cash or Ordinary Shares (including shares that would otherwise be issued upon the vesting of restricted shares and RSUs). DSUs represent a future right to receive Ordinary Shares. In addition, the Committee may make DSU awards regardless of whether or not there is a deferral of compensation, and may permit select Eligible Persons to irrevocably elect to forego the receipt of cash or other compensation and in lieu thereof to have the Company credit to an internal plan account a number of DSUs having a fair market value equal to the Ordinary Shares and other compensation deferred. For awards made to Eligible Persons who are residents of the United States and who are or may become subject to U.S. tax as a result of the awards granted under the 2009 LTIP (“U.S. Eligible Persons”), the Committee shall only authorize deferral elections in accordance with the requirements of Code Section 409A.

Dividends on Restricted Shares, RSUs and DSUs.  Whenever Ordinary Shares are released pursuant to the vesting of restricted shares (or the shares underlying the RSUs are issued), the Participant will be entitled to receive (i) additional Ordinary Shares that reflect any stock dividends that the Company’s shareholders received between the date of the award and issuance or release of the Ordinary Shares and (ii) additional Ordinary Shares that reflect the shares that the Participant could have purchased at their fair market value on the payment date of any cash dividends if the Participant had received such cash dividends between the grant date and the date Ordinary Shares are delivered to the Participant pursuant to the particular vesting event for the award.

With respect to DSUs, the Participant shall be entitled to receive, with respect to each Ordinary Share issued, a number of Ordinary Shares determined by the same calculation above for restricted shares and RSUs but by reference to the period from the grant date of the DSU and to its settlement through the issuance of Ordinary Shares to the Participant.

Performance Awards.  Performance Awards vest and become payable based upon the attainment, within the specified performance cycle, of performance objectives applicable to the individual, the Company, or an affiliate. Performance Awards may be settled in Ordinary Shares or cash. The maximum Performance Award and maximum Performance Compensation Award that any one Participant may earn in any one performance period is $3,000,000 (or 1,000,000 Ordinary Shares if settled in Ordinary Shares). For U.S. Eligible Persons, the 2009 LTIP authorizes the Committee to grant “Performance Compensation Awards” that are performance-based awards intended to be exempt from Code Section 162(m) limitations. With respect to Performance Compensation Awards, the 2009 LTIP requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance attained or to be attained with respect to one or more performance measures.

Under the 2009 LTIP, the possible performance measures for Performance Compensation Awards are cash flow (before and after dividends); earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization); stock price; return on equity; shareholder return or total shareholder return; return on capital (including without limitation return on total capital or return on invested capital); return on investment; return on assets or net assets; market capitalization; economic value added; debt leverage (debt to capital); revenue; sales or net sales; backlog; income, pre-tax income or net income; operating income or pre-tax profit; operating profit, net operating profit or economic profit; gross margin, operating margin or profit margin; return on operating revenue or return on operating assets; cash from operations; operating ratio; operating revenue; market share improvement; general and administrative expenses; customer service; new production introductions; product line enhancements; strategic mergers or acquisitions; working capital; research; licensing; litigation; human resources; information services; and sales of assets of Affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Taxes; Withholding.  As a condition for the issuance of Ordinary Shares pursuant to awards, the 2009 LTIP requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of Ordinary Shares.

Non-Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, permit transfers to a Participant’s immediate family, an inter vivos or testamentary trust or other entity in which the award will be passed to a Participant’s designated beneficiaries or by gift to charitable institutions.

Change in Capital Structure; Change in Control; Etc.  The Committee shall equitably adjust the number and kind of shares subject to the 2009 LTIP and each award outstanding or to be granted, any and all maximum limits on the number of Ordinary Shares that may be delivered (including the maximum number of Ordinary Shares that may be earned pursuant to a performance award in any one performance period) under the 2009 LTIP, any exercise price for awards and any other relevant provisions in the event of (i) a share dividend, split or combination; (ii) a share exchange; (iii) a recapitalization, merger in which the Company is the surviving corporation, or a spin-off or split-off of an Affiliate; or (iv) other change in the Company’s capital stock.

Subject to the terms of any award agreement or any applicable employment agreement between the Company or any of its affiliates and a Participant, in the event of a Change in Control (as defined in the 2009 LTIP), if and to the extent that awards are neither being assumed nor replaced with substantially equivalent awards, the Committee may, in its discretion, take one or more of the following actions without shareholder approval with respect to any or all awards:

•	accelerate the vesting of awards so that awards shall vest as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an award shall lapse as to the Shares subject to such repurchase right;

•	provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding awards; or

•	terminate all or some awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such awards in full as of a date immediately prior to consummation of the Change in Control.

To the extent that awards are assumed or replaced, in the event that, on or within 12 months following a Change in Control (or such other period as may be set forth in an award agreement or an applicable employment agreement between the Company or any of its affiliates and a Participant), a Participant holding an award assumed or substituted by the successor corporation in a Change in Control is terminated by the Company without cause or the Participant resigns for good reason, in each case as provided for in an applicable employment agreement between the Company or its Affiliates and the Participant, or, in the absence of such an employment agreement, the Participant is terminated by the Company without cause within the meaning of the 2009 LTIP or voluntarily resigns under certain circumstances set forth in the 2009 LTIP, then any assumed or substituted award held by the terminated Participant at the time of termination shall accelerate and become fully vested, and any repurchase right applicable to any Shares shall lapse in full unless otherwise provided in the award agreement.

If the Company dissolves or liquidates, other than as part of a Change in Control, all awards will immediately terminate, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

Plan Termination or Amendment.  If approved by the Company’s shareholders at the Annual Meeting and if not sooner terminated by the Board, the 2009 LTIP shall terminate at the close of business on April   , 2019. The Board may amend or terminate the 2009 LTIP as it shall deem advisable; provided, that the Board cannot increase the total number of Ordinary Shares reserved for issuance under the 2009 LTIP without shareholder approval. Furthermore, the Board may not amend the 2009 LTIP without shareholder approval to allow for a repricing or the cancellation of an outstanding option or a SAR whose exercise price is greater than the fair market value at the time of cancellation for the purpose of reissuing the option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type, or in exchange for a cash payment, except in connection with a Change in Control.

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the 2009 LTIP. This summary is not intended to be complete and does not describe state or local tax consequences.

United States Tax Laws.

Under the Code, the Company (or its applicable U.S. subsidiaries) will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)) here in the United States. For Participants, the expected U.S. tax consequences of awards are as follows:

Non-ISOs.  A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the Ordinary Shares issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs.  A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the Ordinary Shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.  A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or Ordinary Shares that the Participant receives.

Restricted Shares, RSUs, DSUs, and Performance Awards.  In general, a Participant will not recognize income at the time of grant of restricted shares, RSUs, DSUs or Performance Awards, unless, with the approval of the Committee, the Participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a Participant must recognize taxable compensation income equal to the value of any cash or Ordinary Shares that the Participant receives when the award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions.  Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

Tax Laws in Other Countries Differ from Those in the United States

In certain countries, awards under the 2009 LTIP may be taxable at the time the awards are granted or when they vest. In certain jurisdictions, stock options and SARs may also be taxable when they are exercised and the sale of the underlying shares may be subject to various taxes.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of stock options under the 2009 LTIP and the disposition of shares issued thereunder in existence as of the date of this proxy statement. Special rules may apply to the Company’s officers, directors or greater than ten percent shareholders. Participants in the 2009 LTIP should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an award or the underlying shares.

New Plan Benefits

No awards will be granted under the 2009 LTIP prior to its approval by the Company’s shareholders. All awards under the 2009 LTIP will be granted at the discretion of the Board of Directors or the Compensation Committee and, therefore, are not yet determinable. However, on the date of the 2009 Annual Meeting, the Board of Directors intends to award each of Messrs. MacFarlane and Wessels a number of restricted share units equivalent to an Automatic Award under the 2004 Non-Employee Directors Share Incentive Plan, which awards shall be made pursuant to the 2009 LTIP if the 2009 LTIP is approved by the Company’s shareholders at the 2009 Annual Meeting. The exact number of restricted share units, if granted, will not be determined until such date.

Equity Compensation Plan Information

The following table sets forth information as of January 31, 2009 regarding the number of our Ordinary Shares that may be issued pursuant to our equity compensation plans:

	(a)			(c)
	Number of			Number of Securities
	Securities to be		(b)	Remaining Available
	Issued Upon		Weighted-Average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants		Options, Warrants,	(Excluding Securities
Plan category	and Rights		and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	4,901,027	(1)(2)	$16.04	2,879,599	(3)
Equity compensation plans not approved by security holders	—		—	—

Total	4,901,027		$16.04	2,879,599

(1)	Of these shares, 13,180 are restricted share units granted pursuant to the 2004 Non-Employee Directors Share Incentive Plan. In addition, 1,300,284 are restricted share units granted as retention awards, which we refer to as the Retention Awards, under our 2004 Long-Term Incentive Plan. The Retention Awards consist of restricted share units, which entitle the holder to have shares issued to him or her upon the passage of time. Under the Retention Awards, a portion of the award may vest annually over time or, alternatively, the award will vest in full at the end of the required retention period. Restricted share units granted under the 2004 Non-Employee Directors Share Incentive Plan generally vest and become non-forfeitable on the date immediately preceding the annual meeting of shareholders which follows the grant date of the restricted share units, provided that the director receiving such restricted share units is then serving as a director on such date. Receipt of such shares may be deferred under the terms of the plan.

(2)	Of these shares, 1,461,418 shares are subject to stock options pursuant to which the exercise price was above the closing market price of our Ordinary Shares as of January 31, 2009. No performance-based restricted share units are included in the table as the Company has determined that the performance criteria for these awards will not be met.

(3)	The restricted share units identified in Footnote 1 are not included in column (c).

As of April 15, 2009, the Company had 3,739,399 options outstanding with a weighted average exercise price of $13.96 and a weighted average term of 4.52 years, and 2,038,049 restricted share units (sometimes referred to as full value awards for analysis purposes) outstanding and granted under its equity compensation plans. As of April 15, 2009, there were 1,719,730 Ordinary Shares available for future issuance under equity compensation plans (1,180,207 Ordinary Shares were available under the 2004 Long-Term Incentive Plan and 539,523 Ordinary Shares were available under the 2004 Non-Employee Directors Share Incentive Plan). No equity grants have been made under equity compensation plans since April 15, 2009 and no equity grants will be made under equity compensation plans prior to the annual meeting of shareholders to be held on June 8, 2009.

Upon approval of the 2009 LTIP no further grants may be made under the 2004 Long-Term Incentive Plan. If the 2009 LTIP is approved by the shareholders, there will be 6,250,000 Ordinary Shares authorized for issuance under that plan.

APPROVAL OF THE UTi WORLDWIDE INC. EXECUTIVE INCENTIVE PLAN

(PROPOSAL 4)

Background

We are asking our shareholders to approve the UTi Worldwide Inc. Executive Incentive Plan (the “Executive Incentive Plan”). The Compensation Committee of the Board adopted the Executive Incentive Plan on March 8, 2009, subject to shareholder approval.

The Executive Incentive Plan is a component of the Company’s overall strategy to pay its employees for delivering measurable results. The purposes of the Executive Incentive Plan are to motivate executives by tying compensation to performance, to reward exceptional performance that supports overall Company objectives and to attract and retain top-performing employees.

The Executive Incentive Plan is intended to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Board believes that it is in the best interests of the Company and its shareholders to allow for incentive bonuses to be paid to executives by certain of its U.S. subsidiaries to be deductible by the applicable Company subsidiary for U.S. federal income tax purposes. Accordingly, the Company has structured the Executive Incentive Plan to satisfy the requirements of Section 162(m) of the Code for “performance-based” compensation. Generally, under Section 162(m), the U.S. federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and each of the next three most highly compensated executive officers (other than its Chief Financial Officer) may be limited to the extent that it exceeds $1,000,000 in any one year. In comparison, the Company (or the applicable U.S. subsidiary) can deduct compensation in excess of that amount if the compensation qualifies as “performance-based compensation” under Section 162(m). Notwithstanding the adoption of the Executive Incentive Plan and its submission to shareholders, the Company reserves the right to pay its employees, including participants in the Executive Incentive Plan, amounts which may not be deductible under Section 162(m) or other provisions of the Code.

One of the requirements of “performance-based compensation” is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal will be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards under the Executive Incentive Plan, each of these aspects is discussed below, and shareholder approval of the Executive Incentive Plan is intended to constitute approval of each of these aspects of the Executive Incentive Plan for purposes of the approval requirements of Section 162(m).

Below is a summary of the principal provisions of the Executive Incentive Plan. We have attached the Executive Incentive Plan as Appendix B to this proxy statement, and the following description of the Executive Incentive Plan is qualified in its entirety by reference to that Appendix B.

Approval of the Executive Incentive Plan requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the proposal to approve the UTi Worldwide Inc. Executive Incentive Plan.

Summary of the Executive Incentive Plan

Administration; Amount of Awards.  The Compensation Committee (or such other committee later designated by the Board which is authorized to administer the Executive Incentive Plan) will administer the Executive Incentive Plan. The Compensation Committee (or such other committee later designated by the Board which is authorized to administer the Executive Incentive Plan) must consist solely of two or more directors of the Company who qualify as “outside directors” under Section 162(m) in order for cash awards under the Executive Incentive Plan to qualify as deductible performance-based compensation under Section 162(m). Our Compensation Committee currently meets this requirement.

The Compensation Committee will interpret and determine all questions pertaining to the Plan and take any action it deems necessary or advisable for the proper administration of the Executive Incentive Plan. All decisions, determinations and interpretations of, and all actions taken by, the Compensation Committee in good faith shall be final, binding and conclusive on the Company, participants and their estates and beneficiaries.

Subject to the terms of the Executive Incentive Plan, the Compensation Committee has the sole discretion to determine the amounts, terms and conditions of each award. With respect to any fiscal year, however, the maximum amount payable to a participant under an award is $3,000,000.

Eligibility.  Subject to the terms of the Executive Incentive Plan, the Compensation Committee has the sole discretion to determine the executives who will receive awards under the Executive Incentive Plan. Any executive officer of the Company or of any subsidiary of the Company may be designated by the Compensation Committee as eligible to receive awards. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has sole discretion to designate those individuals who will be eligible to participate. No employees have been designated by the Compensation Committee as eligible to receive an award under the Executive Incentive Plan in fiscal 2010.

Executive Incentive Plan Performance Goals.  Under the Executive Incentive Plan, the Compensation Committee will determine the fiscal year or other performance period for measuring actual performance (each a “Performance Period”). The Compensation Committee will establish for each Performance Period (a) the performance goals based on business and financial criteria and the target levels of performance, and (b) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. Performance goals will be based on one or more of the following business and financial criteria: cash flow (before and after dividends); earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization); stock price; return on equity; shareholder return or total shareholder return; return on capital (including without limitation return on total capital or return on invested capital); return on investment; return on assets or net assets; market capitalization; economic value added; debt leverage (debt to capital); revenue; sales or net sales; backlog; income, pre-tax income or net income; operating income or pre-tax profit; operating profit, net operating profit or economic profit; gross margin, operating margin or profit margin; return on operating revenue or return on operating assets; cash from operations; operating ratio; operating revenue; market share improvement; general and administrative expenses; customer service; new production introductions; product line enhancements; strategic mergers or acquisitions; working capital; research; licensing; litigation; human resources; information services; and sales of assets of Affiliates or business units.

The Compensation Committee may set performance periods and performance goals that differ from participant to participant. For example, the Compensation Committee may designate performance goals based on either Company-wide or business unit results, as appropriate, for the participant’s specific responsibilities.

After the end of each Performance Period, the Compensation Committee will determine the extent to which the performance goals for each participant were achieved. The Compensation Committee will determine the actual award (if any) for each participant by the level of actual performance achieved. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Executive Incentive Plan generally will be payable in cash after the end of the Performance Period during which the award was earned.

Executive Incentive Plan Amendments and Termination.  The Compensation Committee may amend or terminate the Executive Incentive Plan at any time and for any reason. In order to maintain the plan’s qualification under Section 162(m), material amendments of the Executive Incentive Plan will require shareholder approval.

Federal Income Tax Consequences.  The Company intends awards under the Executive Incentive Plan to qualify as “performance-based compensation” under the requirements of Section 162(m), unless the Compensation Committee specifies to the contrary at the time of grant of an award or the extent the terms of an award are clearly inconsistent with the requirements of Section 162(m). Provisions, applications or interpretations of the Executive Incentive Plan inconsistent with the intent to qualify as performance-based compensation shall be disregarded with respect to awards that are intended to qualify as performance-based compensation.

New Plan Benefits

No awards have been made under the Executive Incentive Plan. As awards under the Executive Incentive Plan are determined based on actual performance, future awards are not determinable at this time. No awards will be payable under the Executive Incentive Plan for the 2010 fiscal year or thereafter if the Executive Incentive Plan is not approved by the shareholders.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to our Audit Committee’s charter and as required by Nasdaq Rules, our Audit Committee or a comparable independent body of our Board of Directors is responsible for reviewing and approving related party transactions (as that term is defined in the SEC regulations). Since February 1, 2008, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our Ordinary Shares, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2009.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2010 ANNUAL MEETING

Nominations for Directors for the 2010 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures currently in effect, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Therefore, in order to be timely for the 2010 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 10, 2010 and not later than April 9, 2010. If you would like a copy of the requirements for nominations by shareholders contained in our Articles of Association, please direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico.

Shareholder Proposals for the 2010 Annual Meeting

Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be (a) by or at the direction of the Chairman of the Board of Directors or (b) by any shareholder who is a holder of record on the record date for such meeting and who complies with the Proposal Procedures.

If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in the year 2010, your written proposal must be received by the Company no later than January 14, 2010. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

In order to comply with the Proposal Procedures currently in effect, a shareholder must deliver a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association.

Under the Proposal Procedures, a shareholder’s notice must be delivered to or mailed and received by us not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Therefore, in order to be timely for the 2010 annual meeting, a shareholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 10, 2010 and not later than April 9, 2010. If you would like a copy of the requirements for shareholder proposals contained in our Articles of Association, please direct you request to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Lance D’Amico
Secretary

Long Beach, California
May 14, 2009

Appendix A

UTi Worldwide Inc.
2009 Long-Term Incentive Plan

Plan Document

1.	Establishment, Purpose, and Types of Awards.

UTi Worldwide Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “UTi Worldwide Inc. 2009 Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), for the following purposes: (a) to enhance the Company’s ability to attract highly qualified personnel; (b) to strengthen its retention capabilities; (c) to enhance the long-term performance and competitiveness of the Company; and (d) to align the interests of Participants with those of the Company’s shareholders.

(a) Effective Date.  This Plan shall become effective upon the date adopted by the Board of Directors of the Company; provided that no Awards shall be granted hereunder until the Plan has been approved by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(b) Awards.  The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5	Stock Options
Section 6	Share Appreciation Rights (SARs)
Section 7	Restricted Shares, Restricted Share Units (RSUs), and Unrestricted Shares
Section 8	Deferred Share Units (DSUs)
Section 9	Performance Awards

(c) Appendices.  Incorporated by reference and thereby part of the Plan are the terms set forth in the following appendices:

Appendix I	Definitions
Appendix II	Special U.S. provisions regarding tax and securities compliance

(d) Effect on Other Plans, Awards, and Arrangements.  This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon shareholder approval of this Plan, no further awards shall be granted under the Company’s 2004 Long-Term Incentive Plan.

2.	Defined Terms.

Terms in the Plan and any Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I, unless the context indicates a different meaning.

3.	Shares Subject to the Plan.

Subject to adjustment pursuant to Section 13 below, a total of 6,250,000 Shares shall be available for issuance under the Plan. The Shares deliverable pursuant to Awards shall be authorized, but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust. Any Shares subject to an Award that is settled in cash rather than in Shares, or subject to an Award that expires or is forfeited, cancelled or otherwise terminated without the issuance of some or all of the Shares subject to the Award will again be available for future Awards to the extent of such cash settlement, or non-issuance due to expiration, forfeiture, cancellation or termination. In addition, previously-issued Shares that are not related to a particular Award (e.g., Shares already owned by a Participant) and Shares subject to an Award that are tendered or withheld by the Company in payment of all or part of the exercise price of such Award or in satisfaction of applicable Withholding Taxes shall be added to the number of Shares available for issuance under the Plan. Further, and to the extent permitted under Applicable Laws: (i) the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards in connection with the acquisition by the Company (or an Affiliate of the Company) of another entity; and (ii) the maximum number of Shares available for delivery under the Plan shall be increased by the number of shares available for issuance under any shareholder approved plan of an entity acquired by the Company or an Affiliate of the Company (as such number has been equitably adjusted by the Committee to give effect to the acquisition).

4.	Eligibility.

(a) General Rule.  Awards may only be made to Eligible Persons (as determined for each Award on its Grant Date). Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Limits on Individual Awards.  During any calendar year, no Participant may receive Options and SARs under the Plan that relate to more than 1,000,000 Shares, subject to adjustment pursuant to Section 13 below.

(c) Replacement Awards.  Subject to Applicable Laws (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition for granting an Award that an Eligible Person surrender for cancellation some or all Awards that have previously been granted under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. Except in connection with a Change in Control, Options or SARs with a per Share exercise price (as adjusted pursuant to Section 13 below) higher than Fair Market Value may not be cancelled under this Section 4(c) without the approval of the Company’s shareholders.

5.	Stock Options.

(a) Grants.  The Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, and that may include vesting or other requirements for the right to exercise the Option; provided that —

(i) the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and

(ii) no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Method of Exercise.  Subject to Section 14 below, Options may be exercised by the Participant (or his guardian or personal representative) giving notice to the Company pursuant to procedures established by the Company for the exercise of Options. Such notice shall state the number of Shares the Participant has elected to purchase under the Option and the method by which the exercise price and any applicable Withholding Taxes will be paid. The exercise price and Withholding Taxes may be paid in cash or check payable to the Company (in U.S. dollars), or to the extent that the Committee or the terms of an Award Agreement expressly permit, all or any part of the exercise price or Withholding Taxes may be satisfied —

(i) by delivery or attestation of Shares (valued at their Fair Market Value) that are subject to the Option being exercised or that the Participant already owns;

(ii) by delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount necessary to pay the exercise price or Withholding Taxes from the sale or proceeds of a loan from the broker with respect to the sale of Shares or a broker loan secured by Shares; or

(iii) by a combination of (i) and (ii).

An Award Agreement for an Option may provide that, if, on the date upon which such Option or any portion thereof is to expire, Fair Market Value exceeds the per Share exercise price of such Option and if such

Option or portion thereof that will expire is otherwise exercisable, the Option shall be automatically exercised by delivery of Shares that are subject to such Option in satisfaction of the exercise price and any applicable Withholding Taxes.

(c) Exercise of an Unvested Option.  The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(d) Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable following termination of a Participant’s Continuous Service. Except to the extent an Award Agreement specifically provides otherwise, an Option shall be exercisable, only to the extent the Participant was entitled to exercise such Option at the date of terminating Continuous Service, only until the “Option Termination Date” determined pursuant to the following table:

Reason for Terminating Continuous Service	Option Termination Date

(i) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(ii) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(iii) Retirement of the Participant after age 60 with 5 years or more of Continuous Service.	Within one year after termination of the Participant’s Continuous Service.
(iv) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.
(v) Other than due to Cause or the Participant’s Disability, Retirement, or Death.	Within 90 days after termination of the Participant’s Continuous Service.

Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or above (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

(e) Buyout.  If a Participant so elects, the Committee may cancel an Option in exchange for a payment to a Participant in cash, cash equivalents, new Awards, or Shares, at such time and on such terms and conditions as the Committee shall have established and communicated to the Participant; provided, however, that, except in connection with a Change in Control, the per Share exercise price of any Option cancelled pursuant to this Section 5(e) (as adjusted pursuant to Section 13 below) shall not be greater than the Fair Market Value of a Share on such date unless the terms of the cancellation of such Option are approved by the shareholders of the Company. In addition, but subject to Section 4(c) above and to any shareholder approval requirement of Applicable Law, if the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally terminate and cancel the Option by providing each affected Participant with either cash or a new Award that has (i) a value equal to that of the vested portion of the Option being cancelled (with value being uniformly determined as of the buyout date in accordance with the methodology that the Company generally uses for financial accounting purposes for its Awards), (ii) vesting terms not less favorable to the Participant than the Option being cancelled, and (iii) any other terms and conditions that the Committee may set forth in the Award Agreement for the new Award; subject, except in connection with a Change in Control, to shareholder approval of any cash payments or new Awards or other program involving the cancellation of Options in exchange for Option grants having a lower exercise price.

6.	SARs.

(a) Grants.  The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i) the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date;

(ii) no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii) each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(d) relating to the effect of a termination of Participant’s Continuous Service and shall be subject to the provisions of Section 5(e) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b) Settlement.  Subject to Section 14 below, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Share as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. An Award Agreement for a SAR may provide that, if, on the date upon which such SAR or any portion thereof is to expire, the Fair Market Value exceeds the per Share exercise price of such SAR and if such SAR or portion thereof that will expire is otherwise exercisable, the SAR shall be automatically exercised and settled pursuant to this Section 6(b).

(c) SARs related to Options.  The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option and have an exercise price not less than the exercise price of the related Option. A SAR related to an Option shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above.

7.	Restricted Shares, RSUs, and Unrestricted Share Awards.

(a) Grant.  The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selection by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c) Certificates for Restricted Shares.  Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 10 below regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting.  Whenever Shares are deliverable to a Participant (or duly-authorized transferee) pursuant to Section 7(d) above as a result of the vesting of a Restricted Share or RSU Award, the Participant or his or her duly authorized transferee shall also be entitled to receive, with respect to each Share then vesting, a number of Shares equal to the sum of —

(i) any per-Share dividends which were declared and paid in Shares to the Company’s shareholders of record between the Grant Date and the date Shares are delivered to the Participant pursuant to the particular vesting event for the Award; and

(ii) the Shares that the Participant could have purchased at their Fair Market Value on the payment date of any cash dividends if the Participant had received such cash dividends with respect to each Restricted Share, or Share subject to an RSU, between the Grant Date and the date Shares are delivered to the Participant pursuant to the particular vesting event for the Award.

(f) Deferral Elections for RSUs.  To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of an RSU Award. If the Participant makes this election: (i) the Company shall credit the Shares subject to the election, and any associated dividends, to a DSU account established pursuant to Section 8 below on the date such Shares and any associated dividends would otherwise have been delivered to the Participant pursuant to Sections 7(d) and 7(e) above, and (ii) any vesting that would have occurred within the 12-month period following the date of the Participant’s election shall occur on the 12-month anniversary of such election, provided that vesting may occur immediately upon the Participant’s death or Disability if so provided in the Award Agreement.

8.	DSUs.

(a) Grants of DSUs.  The Committee may make DSU awards to any Eligible Persons pursuant to Award Agreements, regardless of whether or not there is a deferral of compensation, and may permit select Eligible Persons to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Unless the Company sends an Eligible Person a written notice rejecting an Election Form within five business days after the Company receives it, an Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election within 30 days after a Participant becomes first eligible to defer hereunder) after its delivery to the Company. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect.

(b) Vesting.  Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares.  Unless an Award Agreement or the Committee expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to —

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service; and

(ii) the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of Shares or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (I) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (II) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Dividends.  Unless otherwise provided in an Award Agreement, whenever Shares are issued to a Participant pursuant to Section 9(c) above, the Participant shall also be entitled to receive, with respect to each Share issued, a number of Shares determined in a manner consistent with Section 7(e) above (but by reference to the period from the Grant Date of the DSU to its settlement through the issuance of Shares to the Participant).

(e) Emergency Withdrawals.  In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section.

(f) Unsecured Rights to Deferred Compensation.  A Participant’s right to DSUs shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant (or the Participant’s duly-authorized transferee) to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

9.	Performance Awards.

(a) Performance Awards.  Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Awards, including Performance Units, to any Eligible Person that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, and/or (ii) are settled only in cash. A Performance Award is an Award which is based on the achievement of specific goals with respect to the Company or any Affiliate or the individual performance of the Participant, or any combination thereof, over a specified period of time. All Performance Awards shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b) Deferral Elections.  At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.

10.	Taxes; Withholding.

(a) General.  As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for applicable tax purposes, including payroll taxes.

(b) Surrender of Shares.  If permitted by the terms of an Award Agreement or the Committee, in its discretion, a Participant may satisfy the minimum statutory tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the date that the amount of tax to be withheld is to be determined under Applicable Law.

(c) Income Taxes and Deferred Compensation.  Participants are solely responsible and liable for the satisfaction of any federal state, province, or local taxes that may arise in connection with Awards (including, for Participants subject to taxation in the United States, any taxes arising under Section 409A of the Code, except to the extent otherwise specifically provided in a written agreement with the Company). Neither the Company nor any of its employees, officers, directors, or service providers shall have any obligation whatsoever to pay such taxes, to prevent Participants from incurring them, or to mitigate or protect Participants from any such tax liabilities. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment or payments otherwise payable after the date of the exercise of an Award.

11.	Non-Transferability of Awards.

(a) General.  Except as set forth in this Section 11, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 11.

(b) Limited Transferability Rights.  Notwithstanding anything else in this Section 11, the Committee may in its discretion provide that an Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c) Death.  In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

12.	Modification of Awards and Substitution of Options.

Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any other changes that would be allowed under the Plan for a new Award. However, except in connection with a Change in Control or as approved by the shareholders of the Company, the Committee may not cancel an outstanding Option or SAR whose exercise price per Share is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, granting a replacement award of a different type, or exchanging the Award for a cash payment, or otherwise allow for a “repricing” of Options or SARs within the meaning of federal securities laws applicable to proxy statement disclosures. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

13.	Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization.  In the event of a Share dividend, Share split, or combination of Shares, Share exchange, recapitalization, merger in which the Company is the surviving corporation, spin-off or split-off of an Affiliate, extraordinary cash dividend or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of capital stock of the Company), the number and kind of Shares or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted, any and all maximum limits on the number of Shares that may be delivered under the Plan, any exercise price for Awards, and other relevant provisions shall be equitably adjusted by the Committee.

(b) Change in Control.  In the event of a Change in Control but subject to the terms of any Award Agreements or any employment or other similar agreement between the Company or any of its Affiliates and a Participant then in effect, to the extent outstanding Awards are neither being assumed nor replaced with substantially equivalent Awards by the surviving or successor corporation or a parent or subsidiary of such surviving or successor corporation (the “Successor Corporation”), the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee); or

(iii) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

To the extent that any Award is assumed or substituted by a Successor Corporation, unless otherwise provided in an Award Agreement or in any employment or other similar agreement between the Company or any of its Affiliates and a Participant then in effect, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period either set forth in an Award Agreement) following a Change in Control, then such Award shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination, unless an Award Agreement provides otherwise.

(c) Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

14.	Laws and Regulations.

(a) General Rules.  This Plan, the grant of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Laws. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b) Black-out Periods.  Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of any Option or SAR shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the Option’s or SAR’s expiration date but only if within 30 days thereafter the Company makes a cash payment to each affected Participant in an amount equal to the value of the Option or SAR (as determined by the Committee) immediately before its expiration to the extent then vested and exercisable.

(c) No Shareholder Rights.  Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

(d) Local Law Adjustments and Sub-plans.  To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle

Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

15.	Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent expressly provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to an Award (“Recapture”), if the Participant, during his or her Continuous Service or within one year after the termination of his or her Continuous Service, engages in activity which: (i) constitutes a material breach of the terms of any applicable patent, proprietary information, confidentiality, non-disclosure, intellectual property, secrecy or other similar agreement between the Participant and the Company or any of its Affiliates; (ii) constitutes the breach of the terms of any non-solicitation, non-competition or similar agreement between the Participant and the Company or any of its Affiliates; or (iii) is materially prejudicial to the interests of the Company and constitutes a breach of a fiduciary duty to the Company or its Affiliates.

(b) Within ten days after receiving notice from the Company of any such activity described in subclauses (i), (ii) or (iii) in Section 15(a) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without interest, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

(c) Notwithstanding the foregoing provisions of this Section 15, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or particular Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subclauses (i), (ii) or (iii) of Section 15(a) above.

(d) All administrative and discretionary authority given to the Company under this Section shall be exercised by such person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(e) If any provision within this Section 15 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms expressly set forth in any Award Agreement, this Section 15 shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

16.	Recoupment of Awards.

To the extent expressly provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that a Participant reimburse the Company for all or any portion of any Awards granted to him or her under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent —

(a) the granting, vesting, or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the Participant engaged in fraud or misconduct that caused a calculation that later proves to be materially inaccurate or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee may, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant.

17.	Administration of the Plan.

The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a) Committee Composition.  The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) in the event that the Company establishes for itself, or uses the services of a third party to establish, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(viii) to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c) Action by Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(d) Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to administering or interpreting the Plan, any Award or any Award Agreement on behalf of the Company. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

18.  Governing Law.

The terms of this Plan shall be governed by the laws of the British Virgin Islands, without regard to its conflict of laws rules.

19.	Plan Termination or Amendment.

If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its effective date as determined under Section 1(a) above. No Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13 above) unless such change is authorized by the shareholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely and materially affect a Participant’s rights under an Award previously granted to him or her. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, the Board may not amend the Plan without shareholder approval to allow for either (i) a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, except a repricing in connection with a Change in Control or which is otherwise approved by the shareholders, or (ii) the cancellation of an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, granting a replacement award of a different type or in exchange for a cash payment, except a cancellation and reissuance, grant of a replacement award or cash payment in connection with a Change in Control.

20.	Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

21.  Expenses.

The expenses of administering the Plan shall be borne by the Company and its Affiliates.

UTi Worldwide Inc.

2009 Long-Term Incentive Plan

Appendix I: Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, or a Performance Award, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any document, whether in writing or through an electronic medium, setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason, including different documents as may be appropriate or applicable for particular locations and countries.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any employment agreement between the Company or any of its Affiliate and the Participant then in effect. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” shall be deemed to have occurred if:

(i) a sale, transfer, or other disposition of all or substantially all of the assets and properties of the Company is closed or consummated;

(ii) any “person,” “entity” or “group” (within the meaning of Section 13(d)(3) and 14(d)(2)) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any majority owned subsidiary of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities that have the right to vote in the election of directors generally; provided, however, that the following shall not constitute a “Change in Control” for purposes of this subclause (ii):

(A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); or

(B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(iii) during any period of two consecutive years during the term of the Plan, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period but excluding any director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors of the Company; or

(iv) the shareholders of the Company approve a plan or proposal of liquidation of the Company, or a merger, reorganization, or consolidation involving the Company is closed or consummated, other than a merger, reorganization, or consolidation in which holders of the combined voting power of the Company’s then outstanding securities that have the right to vote in the election of directors generally immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the combined voting power of the securities entitled to vote in the election of directors generally of the merged, reorganized or consolidated entity (or its parent company) immediately following such transaction in substantially the same proportions among such holders as immediately prior to such transaction.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 17 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board or its successor.

“Company” means UTi Worldwide Inc., a British Virgin Islands corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” shall have the meaning set forth in any employment agreement between the Company or any of its Affiliates and the Participant then in effect (and shall include the term “Disability” if that term is so defined in such employment agreement). In the absence of such an agreement, “Disabled” shall mean a condition under which a Participant —

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company or an Affiliate of the Company.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Affiliate that employs one or more Participants.

”Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market (collectively, the “Exchange”) on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is otherwise traded in the over-the-counter market, the mean between the representative bid and asked prices for a Share on the Determination Date; or (iii) if subsections (i) or (ii) do not apply, the fair market value of a Share established in good faith by the Board or the Committee based on relevant facts and circumstances.

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Involuntary Termination” shall mean, to the extent there is an employment agreement between the Company or any of its Affiliates and a Participant then in effect and subject to the terms of such employment agreement, a termination of a Participant’s employment on or after a Change in Control (i) by the Participant for “Good Reason” (as defined in any such employment agreement), or (ii) by the Company or its Affiliates without cause or other than upon death or disability which termination entitles such Participant to accelerated or extended severance benefits pursuant to his or her employment agreement. In the absence of such an agreement, “Involuntary Termination” means a termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant, if: (1) the Participant voluntarily terminates Continuous Service within 60 days of one of the following conditions arising without the Participant’s consent: (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 25 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees or Directors; (2) the Participant gives the Company or an Affiliate written notice of the existence of one or more of the conditions listed in (A) through (C) within ten days of the initial existence of the condition; and (3) the Company or Affiliate fails to cure such condition within 30 days following receipt of such written notice by the Participant.

“Option” means a right to purchase Shares granted under the Plan, at a price determined in accordance with the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this UTi Worldwide Inc. 2009 Long-Term Incentive Plan (including the Appendices hereto).

“Recapture” and “Rescission” have the meaning set forth in Section 15 of the Plan.

“Reimbursement” has the meaning set forth in Section 16 of the Plan.

“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.

“Restricted Share” means a Share awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Retirement” means a Participant’s termination of employment after age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means an ordinary share, no par value, of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Unrestricted Shares” mean Shares awarded without restrictions pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

UTi Worldwide Inc.
2009 Long-Term Incentive Plan

Appendix II: U.S. Sub-Plan

With the exception of part F below which relates to Performance Awards and applies to all Participants, this Appendix II applies to any Awards that are made to Eligible Persons who are residents of the United States of America (“U.S.”) and who are or may become subject to U.S. tax (i.e. income tax and/or social security tax) as a result of Awards granted under the UTi Worldwide Inc. 2009 Long-Term Incentive Plan (the “Plan”). Terms herein that begin with initial capital letters have the special definition set forth in the Plan.

This Appendix II shall be read in conjunction with the Plan and is subject to the terms and conditions of the Plan; provided that, to the extent that the terms and conditions of the Plan differ from or conflict with the terms of this Appendix II, the following terms of this Appendix II shall prevail:

A.  Additional or Modified Definitions.  Appendix I of the Plan shall be modified as follows:

“Code” means the Internal Revenue Code of 1986, as amended.

“Incentive Stock Option” or “ISO” means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

B.  Authorization for ISOs.  In order to permit the granting of ISOs, Section 5 of Plan shall be modified by adding the following subsection (f) at the end thereof:

(f) Special ISO Provisions.  The following provisions shall control any grants of Options that are denominated as ISOs.

(i) Grants of ISOs.  The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Date of Grant and it shall be included in the applicable Award Agreement.

(ii) Maximum Limit.  The number of Shares that are available for ISO Awards not exceed 6,250,000 Shares (as adjusted pursuant to Section 13 of the Plan), and shall be determined, to the extent required under the Code, by reducing the number of Shares designated in Section 3 of the Plan by the number of Shares issued pursuant to Awards, provided that any Shares that are subject to Awards issued under the Plan and forfeited back to the Plan before an issuance of Shares shall be available for issuance pursuant to future ISO Awards.

(iii) $100,000 Limit.  To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(iv) Grants to 10% Holders.  In the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Holder on the Date of Grant, the term of the Incentive Stock Option shall not exceed five years from the Date of Grant, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Section 422 of the Code is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v) Substitution of Options.  Notwithstanding any other provisions of the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs under the plan of the acquired company provided (i) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (ii) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi) Notice of Disqualifying Dispositions.  By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (i) two years of the Grant Date, or (ii) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

C.  SARs.  Section 6 of the Plan shall be modified through addition of the following sentence at the end of Section 6(d):

Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

D.  Restricted Shares or RSUs. Section 7 of the Plan shall be modified by adding the following paragraph at its end:

(g) Section 83(b) Elections.  To the extent expressly permitted by an Award Agreement or the Committee, a Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs replaced by the Restricted Shares.

E.  DSUs.  Section 8 of the Plan shall be modified as follows:

Section 8(a) shall be modified through addition of the following sentence at its end:

For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections pursuant to Section 8 (i) under written procedures, and using written election forms, that satisfy the requirements of Code Section 409A, and (ii) shall only be made by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of the Code).

Section 8(e) of the Plan shall be modified through addition of the following at its end:

For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Section 409A of the Code, and the term “dependent” shall be interpreted in accordance with Section 152(a) of the Code.

Section 8 of the Plan shall be modified through addition of the following at its end:

(g) Termination of Service.  For purposes of Section 8 of the Plan, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations § 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 25% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

F.  Performance Awards.  Section 9 of the Plan shall be modified by adding the following paragraphs after Section 9(b):

(c) Performance Compensation Awards.  Subject to the limitations set forth in Section 9 and in this Appendix II.F., the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of U.S. Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below). A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(d) Limitations on Awards.  The maximum Performance Award and the maximum Performance Compensation Award that any one Participant may earn in any one Performance Period shall not together exceed 1,000,000 Shares, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $3,000,000).

(e) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index):

cash flow (before or after dividends)	earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)
stock price	return on equity
shareholder return or total shareholder return	return on capital (including without limitation return on total capital or return on invested capital)
return on investment	return on assets or net assets
market capitalization	economic value added
debt leverage (debt to capital)	revenue
sales or net sales	backlog
income, pre-tax income or net income	operating income or pre-tax profit
operating profit, net operating profit or economic profit	gross margin, operating margin or profit margin
return on operating revenue or return on operating assets	cash from operations
operating ratio	operating revenue
market share improvement	general and administrative expenses
customer service	new production introductions
product line enhancements	strategic mergers or acquisitions
working capital	research
licensing	litigation
human resources	information services
sales of assets of Affiliates or business units

Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

G.  Taxes; Withholding.  In order to conform with Code Section 409A, Section 10 of the Plan shall be modified by inserting the following at the end thereof:

To the extent that the committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the committee determines that any Award may be subject to Section 409A of the code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate of the Company.

Appendix B

UTi WORLDWIDE INC.

EXECUTIVE INCENTIVE PLAN

1.	Purposes

The UTi Worldwide Inc. Executive Incentive Plan is a component of the Company’s overall strategy to pay its employees for performance. The purposes of this Plan are to: (a) motivate executives by tying their compensation to performance; (b) reward exceptional performance that supports overall Company objectives; and (c) attract and retain top performing employees.

2.	Definitions

(a) “Award” means any cash incentive payment made under the Plan.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Company’s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall consist solely of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code.

(d) “Company” means UTi Worldwide Inc., a British Virgin Islands corporation, and any entity, including any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, which together with the Company is under common control within the meaning of Section 414 of the Code.

(e) “Covered Individuals” means, with respect to any fiscal year, any executive officer of the Company or of any subsidiary.

(f) “Participant” means any Covered Individual selected by the Committee to receive an Award under this Plan with respect to any given fiscal year of the Company. A Participant may be a person who becomes an executive during the year.

(g) “Performance Measure” means one or more of the following selected by the Committee to measure Company, affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a pre-established target, to previous year’s (or other period’s) results or to a peer group or index):

cash flow (before or after dividends)	earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)
stock price	return on equity
shareholder return or total shareholder return	return on capital (including without limitation return on total capital or return on invested capital)
return on investment	return on assets or net assets
market capitalization	economic value added
debt leverage (debt to capital)	revenue
sales or net sales	backlog
income, pre-tax income or net income	operating income or pre-tax profit
operating profit, net operating profit or economic profit	gross margin, operating margin or profit margin
return on operating revenue or return on operating assets	cash from operations
operating ratio	operating revenue
market share improvement	general and administrative expenses
customer service	new production introductions
product line enhancements	strategic mergers or acquisitions
working capital	research
licensing	litigation
human resources	information services
sales of assets of Affiliates or business units

Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of Awards intended to qualify under Section 162(m) of the Code, to the extent permitted under that Section, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(h) “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(i) “Plan” means this Plan, which shall be known as the UTi Worldwide Inc. Executive Incentive Plan.

3.	Administration

(a) The Plan shall be administered by the Committee. The Committee shall have the authority to:

(i) interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

(iii) select Covered Individuals to receive Awards;

(iv) determine the terms of Awards;

(v) determine amounts subject to Awards (within the limits prescribed in the Plan);

(vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

(vii) grant waivers of Plan or Award conditions (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

(viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

(ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

(x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

(xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Participants to receive Awards; and

(xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company’s shareholders, to the extent such shareholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

(b) The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

(c) All decisions, determinations and interpretations of, and all actions taken by, the Committee or the Board of Directors of the Company in good faith shall be final, binding and conclusive on all persons, including the Company, the Participants and their estates and beneficiaries.

4.	Eligibility

Only Covered Individuals designated by the Committee as eligible may become Participants in the Plan.

5.	Performance Goals

(a) The Committee shall establish Performance Measures applicable to a particular fiscal year (or longer or shorter Performance Period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or longer or shorter Performance Period) but while the outcome of the Performance Measure is substantially uncertain if such a method and timing of establishing Performance Measures is permitted under Section 162(m) of the Code.

(b) The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a Performance Measure in order for a Performance Measure to be treated as attained.

(c) In the event Performance Measures are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the Performance Measure relating to any one or more of such criteria, provided the Performance Measures, when established, are stated as alternatives to one another at the time the Performance Measure is established.

(d) As soon as reasonably practicable following the conclusion of each fiscal year (or longer or shorter Performance Period) and prior to the payment in respect of any Award under the Plan, the Committee shall certify, in writing, if and the extent to which the Performance Measure(s) have been satisfied and the proposed payment to be awarded to each Participant for the Performance Period, in each case, as and to the extent required by Section 162(m) of the Code.

6.	Awards

(a) Awards may be made on the basis of Company, affiliate, geographic and/or business unit Performance Measure(s) and formulas determined by the Committee. Notwithstanding any other provision of the Plan to the contrary, the maximum amount payable under an Award to any Participant with respect to any fiscal year of the Company shall not exceed $3,000,000.

(b) The Committee, in its discretion, may reduce or eliminate a Participant’s Award at any time before it is paid, whether or not calculated on the basis of pre-established Performance Measures or formulas.

(c) The payment of an Award requires that the Participant be an active employee and on the Company’s payroll on the day the Award is paid to receive any portion of the Award. The Committee may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a corporate change in control as determined by the Committee in its sole discretion.

(d) The Company will withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

7.	General

(a) The Plan shall become effective as of February 1, 2010, subject to shareholder approval of the Plan at the Company’s 2009 Annual Meeting of Shareholders.

(b) No rights of a Participant under the Plan shall be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

(c) Participation in the Plan shall not give any Covered Individual any right to remain in the Company’s employ. Further, the adoption of this Plan shall not be deemed to give any Covered Individual or other individual the right to be selected as a Participant or to be granted an Award.

(d) To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company’s.

(e) The Plan shall be governed by and construed in accordance with the laws of the State of California (without regard to principles of conflicts of law).

(f) The Board may amend or terminate the Plan at any time and for any reason subject to shareholder approval to the extent required by Section 162(m) of the Code or other applicable law or regulation.

(g) The Company intends that Awards will satisfy and will be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Committee specifies to the contrary at the time of grant of an Award or the terms of an Award are clearly inconsistent with the requirements of Section 162(m)(4)(C) of the Code. To the extent Awards are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any provision, application or interpretation of the Plan that is inconsistent with this intent shall be disregarded with respect to such Awards.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

C123456789 000004 000000000.000000 ext 000000000.000000 ext NNNNNNNNN 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 8, 2009. Vote by Internet Log on to the Internet and go to www.envisionreports.com/UTIW Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2, Proposal 3 and Proposal 4. 1. Election of Class “C” Directors: For Withhold For Withhold For Withhold + 01 — Brian D. Belchers 02 — Roger I. MacFarlane 03 — Matthys J. Wessels For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as 3. To act upon a proposal to approve the UTi Worldwide Inc. independent registered public accountants of the Company. 2009 Long-Term Incentive Plan. 4. To act upon a proposal to approve the UTi Worldwide 5. The proxies are authorized to vote in their discretion upon Inc. Executive Incentive Plan. such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN3 3 C V 0 2 1 8 0 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

UTi’s Proxy Statement and Annual Report are available on-line at www.envisionreports.com/UTIW. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — UTi Worldwide Inc. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 8, 2009 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 8, 2009 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2, Proposal 3 and Proposal 4. 1. Election of Class “C” Directors: For Withhold For Withhold For Withhold + 01 — Brian D. Belchers 02 — Roger I. MacFarlane 03 — Matthys J. Wessels For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as 3. To act upon a proposal to approve the UTi Worldwide Inc. independent registered public accountants of the Company. 2009 Long-Term Incentive Plan. 4. To act upon a proposal to approve the UTi Worldwide 5. The proxies are authorized to vote in their discretion upon Inc. Executive Incentive Plan. such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

UTi’s Proxy Statement and Annual Report are available on-line at www.envisionreports.com/UTIW. 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — UTi Worldwide Inc. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 8, 2009 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 8, 2009 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

. NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext NNNNNNNNN 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 8, 2009. Vote by Internet Log on to the Internet and go to www.envisionreports.com/UTIW Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card — ESPP 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2, Proposal 3 and Proposal 4. 1. Election of Class “C” Directors: For Withhold For Withhold For Withhold + 01 - Brian D. Belchers 02 — Roger I. MacFarlane 03 — Matthys J. Wessels For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as 3. To act upon a proposal to approve the UTi Worldwide Inc. independent registered public accountants of the Company. 2009 Long-Term Incentive Plan. 4. To act upon a proposal to approve the UTi Worldwide 5. The proxies are authorized to vote in their discretion upon Inc. Executive Incentive Plan. such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN3 3 C V 0 2 1 8 0 7 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

UTi’s Proxy Statement and Annual Report are available on-line at www.envisionreports.com/UTIW. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — UTi Worldwide Inc. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 8, 2009 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 8, 2009 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.